Exhibit 10.4

DESERT PEAK LLC

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of [•], 2021

THE COMPANY INTERESTS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH COMPANY INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

i

Schedules

Schedule 1	–	Initial Schedule of Members

Exhibits

Exhibit A	–	Form of Joinder Agreement

DESERT PEAK LLC

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended from time to time, this “Agreement”), dated as of [•], 2021, is entered into by and among Desert Peak LLC, a Delaware limited liability company (the “Company”), and its Members (as defined herein).

RECITALS

WHEREAS, the Company was formed as a limited liability company pursuant to and in accordance with the Delaware Act (as defined herein) by the filing of a Certificate of Formation (as amended or otherwise modified from time to time, the “Certificate”) with the Secretary of State of the State of Delaware pursuant to Section 18-201 of the Delaware Act on January 3, 2020;

WHEREAS, the Company entered into that certain Limited Liability Company Agreement of the Company, dated as of January 3, 2020 (the “Original LLC Agreement”), with Kimmeridge Mineral Fund, LP, a Delaware limited partnership (“KMF”), as the initial member of the Company;

WHEREAS, immediately prior to the Effective Time (as defined herein), KMF held all of the limited liability company interests in the Company (the “Original Interests”) and was the sole member of the Company;

WHEREAS, the Company and KMF desire to have Desert Peak Minerals Inc., a Delaware corporation (the “Corporation”), effect an initial public offering (the “IPO”) of shares of its Class A Common Stock (as defined herein), pursuant to which the Corporation will issue and sell shares of Class A Common Stock to public investors;

WHEREAS, if the IPO is consummated, the Corporation will contribute all of the net proceeds received by it from the IPO and shares of Class B Common Stock (as defined herein) to the Company in exchange for a number of Common Units equal to the number of shares of Class A Common Stock issued in the IPO, and the Company will then distribute such shares of Class B Common Stock (as defined herein) to each of its Members (other than any member of the Corporation Holdings Group);

WHEREAS, in connection with the IPO, the Company and KMF desire to amend and restate the Original LLC Agreement as of the Effective Time (as defined herein) to reflect or effect, as applicable, (a) the redemption and cancellation of the Original Interests, (b) the admission of the Existing Owners (as defined herein) and the Corporation as Members, (c) the Corporation’s designation as the Manager (as defined herein), and (d) the rights and obligations of the Members that are enumerated and agreed upon in the terms of this Agreement effective as of the Effective Time, at which time the Original LLC Agreement shall be superseded entirely by this Agreement;

WHEREAS, at or prior to the Effective Time, the Corporation, the Company and the Existing Owners will enter into a Merger Agreement (the “Merger Agreement”) pursuant to which, among other things, DPM HoldCo, LLC, a Delaware limited liability company (“DPM Holdings”), will merge with and into the Company with the Company surviving the merger (the “Merger”) and the Existing Owners will be admitted as Members of the Company. The Company will be treated as a continuation of DPM Holdings for U.S. federal income tax purposes.

WHEREAS, each Common Unit (as defined herein) (other than any Common Unit held by the Corporation Holdings Group) may be redeemed, at the election of the holder of such Common Unit (together with the surrender and delivery by such holder of one share of Class B Common Stock), for one share of Class A Common Stock in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Members, intending to be legally bound, hereby amend and restate the Original LLC Agreement in its entirety and agree as follows:

ARTICLE I.

DEFINITIONS

The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.

“Additional Member” has the meaning set forth in Section 12.02.

“Adjusted Capital Account Deficit” means with respect to the Capital Account of any Member as of the end of any Taxable Year or other Fiscal Period, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Member’s Capital Account balance shall be:

(a)	reduced for any items described in Treasury Regulations Section 1.704- 1(b)(2)(ii)(d)(4), (5), and (6); and

(b)

increased for any amount such Member is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to minimum gain).

“Admission Date” has the meaning set forth in Section 10.06.

“Affiliate” (and, with a correlative meaning, “Affiliated”) means, with respect to a specified Person, each other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. As used in this definition and the definition of Majority Members, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or by contract or other agreement) of a Person.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Appraisers” has the meaning set forth in Section 15.02.

“Assignee” means a Person to whom a Company Interest has been transferred but who has not become a Member pursuant to Article XII.

“Average VWAP” per share of Class A Common Stock over a certain period shall mean the arithmetic average of the VWAP per share of Class A Common Stock for each Trading Day in such period.

“Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“Book Value” means, with respect to any Company property, the Company’s adjusted basis for U.S. federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulations Section 1.704-1(b)(2)(iv)(d)-(g).

“Business Day” means any day other than a Saturday or a Sunday or a day on which banks located in Denver, Colorado, or New York City, New York, generally are authorized or required by Law to close.

“Capital Account” means the capital account maintained for a Member in accordance with Section 5.01.

“Capital Contribution” means, with respect to any Member, the amount of any cash, cash equivalents, promissory obligations or the Fair Market Value of other property that such Member contributes (or is deemed to contribute) to the Company pursuant to Article III hereof. Any reference to the Capital Contribution of a Member will include any Capital Contributions made by a predecessor holder of such Member’s Units to the extent that such Capital Contribution was made in respect of Units Transferred to such Member.

“Call Right” has the meaning set forth in Section 11.01(m).

“Cash Election” means an election by the Company to redeem Units for cash pursuant to Section 11.01(d) or an election by the Corporation (or such designated member(s) of the Corporation Holdings Group) to purchase Units for cash pursuant to an exercise of its Call Right set forth in Section 11.01(m).

“Cash Election Amount” means with respect to a particular Redemption for which a Cash Election has been made, (a) other than in the case of clause (b), if the Class A Common Stock trades on a securities exchange or automated or electronic quotation system, an amount of cash equal to the product of (i) the number of shares of Class A Common Stock that would have been received in such Redemption if a Cash Election had not been made and (ii) the Average VWAP for the five (5) consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the Redemption Notice Date, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock; (b) if the Cash Election is made in respect of a Redemption Notice issued by a Redeeming

Member in connection with a Public Offering, an amount of cash equal to the product of (i) the number of shares of Class A Common Stock that would have been received in such Redemption if a Cash Election had not been made and (ii) the price per share of Class A Common Stock sold to the public in such Public Offering (reduced by the amount of any Discount associated with such share of Class A Common Stock), and (c) if the Class A Common Stock no longer trades on a securities exchange or automated or electronic quotation system, an amount of cash equal to the product of (i) the number of shares of Class A Common Stock that would have been received in such Redemption if a Cash Election had not been made and (ii) the fair market value of one share of Class A Common Stock, as determined by the Manager in good faith, that would be obtained in an arms’ length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to buy or sell, and without regard to the particular circumstances of the buyer or seller and without any discounts for liquidity or minority discount.

“Certificate” has the meaning set forth in the recitals to this Agreement.

“Change of Control” means the occurrence of any of the following events or series of related events after the date hereof:

(a)

any Person (excluding a corporation or other entity owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the rules promulgated under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then outstanding voting securities;

(b)

there is consummated a merger or consolidation of the Corporation with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (i) the members of the Corporate Board immediately prior to the merger or consolidation do not constitute at least a majority of the members of the board of directors of the company surviving the merger, or if the surviving company is a Subsidiary, the ultimate parent thereof, or (ii) all of the Persons who were the respective “beneficial owners” (as defined in clause (a) of this definition) of the voting securities of the Corporation immediately prior to such merger or consolidation do not continue to beneficially own more than 50% of the combined voting power of the then-outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; or

(c)

the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Corporation of all or substantially all of the Corporation’s assets, other than such sale or other disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

Notwithstanding the foregoing, except with respect to clause (b)(i) of this definition, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and own substantially all of the shares of, an entity which owns, either directly or through a Subsidiary, all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

“Change of Control Exchange Date” has the meaning set forth in Section 11.01(p).

“Class A Common Stock” means (a) the Class A Common Stock, par value $0.01 per share, of the Corporation, or (b) following any consolidation, merger, reclassification or other similar event involving the Corporation, any shares or other securities of the Corporation or any other Person or cash or other property that become payable in consideration for the Class A Common Stock or into which the Class A Common Stock are exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class B Common Stock” means (a) the Class B Common Stock, par value $0.001 per share, of the Corporation, or (b) following any consolidation, merger, reclassification or other similar event involving the Corporation, any shares or other securities of the Corporation or any other Person or cash or other property that become payable in consideration for the Class B Common Stock or into which the Class B Common Stock are exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Closing” means the “Initial Offering Closing” as defined in Section 1.2 of the Master Reorganization Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Stock” means all classes and series of common stock of the Corporation, including the Class A Common Stock and the Class B Common Stock.

“Common Unit” means a Unit representing a fractional part of the aggregate Company Interests of all of the Members and having the rights and obligations specified with respect to the Common Units in this Agreement.

“Common Unit Purchase” has the meaning set forth in Section 3.03(b).

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Interest” means the interest of a Member in Profits, Losses and Distributions (and constitutes a “limited liability company interest” within the meaning of the Delaware Act).

“Company Level Taxes” means any federal, state or local taxes, additions to tax, penalties and interest payable by the Company or any Subsidiary thereof as a result of any examination of the Company’s or any of its Subsidiaries’ affairs by any federal, state or local tax authorities, including resulting administrative and judicial proceedings under the Revised Partnership Audit Provisions.

“Company Minimum Gain” means “partnership minimum gain” determined pursuant to Treasury Regulations Section 1.704-2(d).

“Confidential Information” has the meaning set forth in Section 16.02.

“Corporate Board” means the Board of Directors of the Corporation.

“Corporate Tax Liabilities” means any U.S. federal, state and local and non-U.S. tax obligations (including any Company Level Taxes for which the Corporation Holdings Group is liable hereunder) owed by the Corporation Holdings Group (other than any obligations to remit withholdings withheld from payments to third parties).

“Corporation” has the meaning set forth in the recitals to this Agreement, together with its successors and assigns.

“Corporation Approved Change of Control” means any Change of Control of the Corporation that meets the following conditions: (i) such Change of Control was approved by the board of directors of the Corporation prior to such Change of Control, (ii) the terms of such Change of Control provide for the consideration for the Units in such Change of Control to consist solely of (A) freely and immediately tradeable common equity securities of an issuer listed on a national securities exchange and/or (B) cash, and (iii) if such consideration includes common equity, the market value of the outstanding common equity held by non-affiliates of such issuer is at least twice as large as the market value of all of the outstanding common equity of the Corporation, in each case on a fully-diluted basis immediately before the public announcement of such Change of Control.

“Corporation Holdings Group” means the Corporation and each other Subsidiary of the Corporation (other than the Company and its Subsidiaries).

“Credit Agreement” means that certain Credit Agreement, dated as of September 26, 2019, by and among the Company, as borrower, BMO Harris Bank N.A. as Administrative Agent and Issuing Bank, Bank of America, N.A, as Syndication Agent and Capital One National Association and Royal Bank of Canada as Co-Documentation Agents and the other lenders party thereto, as may be amended, restated, supplemented or otherwise modified from time to time and including any one or more refinancings or replacements thereof, in whole or in part, with any other debt facility or debt obligation.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del.C. § 18-101, et seq., as it may be amended from time to time, and any successor thereto.

“Depletable Property” means each separate oil and gas property as defined in Section 614 of the Code.

“Depreciation” means, for each Taxable Year or other Fiscal Period an amount equal to the depreciation, amortization or other cost recovery deduction (other than depletion) allowable for U.S. federal income tax purposes with respect to property for such Taxable Year or other Fiscal Period, except that (a) with respect to any such property the Book Value of which differs from its adjusted tax basis for U.S. federal income tax purposes and which difference is being eliminated by use of the “remedial method” pursuant to Treasury Regulation Section 1.704-3(d), Depreciation for such Taxable Year or other Fiscal Period shall be the amount of book basis recovered for such Allocation Period under the rules prescribed by Treasury Regulation Section 1.704-3(d)(2), and (b) with respect to any other such property, the Book Value of which differs from its adjusted tax basis at the beginning of such Taxable Year or other Fiscal Period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Period bears to such beginning adjusted tax basis; provided, however, that if the adjusted tax basis of any property at the beginning of such Taxable Year or other Fiscal Period is zero dollars ($0.00), Depreciation with respect to such property shall be determined with reference to such beginning Book Value using any reasonable method selected by the Manager.

“Director Designation Agreement” means that certain Director Designation Agreement, dated as of the date hereof, by and among the Corporation, KMF, Rock Ridge and Source, as may be amended, restated, supplemented or otherwise modified from time to time.

“Discount” has the meaning set forth in Section 6.06.

“Distributable Cash” means, as of any relevant date on which a determination is being made by the Manager regarding a potential distribution pursuant to Section 4.01(a), the amount of cash that could be distributed by the Company for such purposes in accordance with the Credit Agreement (and without otherwise violating any applicable provisions of the Credit Agreement) and applicable law, including the Delaware Act.

“Distribution” (and, with a correlative meaning, “Distribute”) means each distribution made by the Company to a Member with respect to such Member’s Units, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided, however, that none of the following shall be a Distribution: (a) any recapitalization that does not result in the distribution of cash or property to Members or any exchange of securities of the Company, and any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units, (b) any other payment made by the Company to a Member in redemption of all or a portion of such Member’s Units, or (c) any amounts payable pursuant to Section 6.06.

“DPM Holdings” has the meaning set forth in the recitals to this Agreement.

“Effective Time” has the meaning set forth in Section 16.15.

“Equity Plan” means any stock or equity purchase plan, restricted stock or equity plan or other similar equity compensation plan now or hereafter adopted by the Company or the Corporation.

“Equity Securities” means (a) with respect to the Company or any of its Subsidiaries, (i) Units or other equity interests in the Company or any Subsidiary of the Company (including other classes or groups thereof having such relative rights, powers and duties as may from time to time be established by the Manager pursuant to the provisions of this Agreement, including rights, powers and/or duties senior to existing classes and groups of Units and other equity interests in the Company or any Subsidiary of the Company), (ii) obligations, evidences of Indebtedness or other securities or interests convertible or exchangeable into Units or other equity interests in the Company or any Subsidiary of the Company, and (iii) warrants, options or other rights to purchase or otherwise acquire Units or other equity interests in the Company or any Subsidiary of the Company and (b) with respect to the Corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing, including any debt instrument convertible or exchangeable into any of the foregoing.

“Event of Withdrawal” means any event that terminates the continued membership of a Member in the Company. “Event of Withdrawal” shall not include an event that does not terminate the existence of such Member under applicable state law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Company Interests of such trust that is a Member).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Exchange Act shall be deemed to include any corresponding provisions of future Law.

“Existing Owners” means Rock Ridge Resources, LLC, a Delaware limited liability company, Chambers DPM Holdco, LLC, a Delaware limited liability company, KMF DPM Holdco, LLC, a Delaware limited liability company, Source Energy Leasehold, LP, a Delaware limited partnership, and Permian Mineral Acquisitions, LP, a Delaware limited partnership.

“Fair Market Value” means, with respect to any asset, its fair market value determined according to Article XV.

“Fiscal Period” means any interim accounting period within a Taxable Year established by the Company and which is permitted or required by Section 706 of the Code.

“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 8.02.

“Governmental Entity” means (a) the United States of America, (b) any other sovereign nation, (c) any state, province, district, territory or other political subdivision of (a) or (b) of this definition, including any county, municipal or other local subdivision of the foregoing, or (d) any entity exercising executive, legislative, judicial, regulatory or administrative functions of government on behalf of (a), (b) or (c) of this definition.

“Indebtedness” means (a) all indebtedness for borrowed money (including capitalized lease obligations, sale-leaseback transactions or other similar transactions, however evidenced), (b) any other indebtedness that is evidenced by a note, bond, debenture, draft or similar instrument, (c) notes payable, and (d) lines of credit and any other agreements relating to the borrowing of money or extension of credit.

“Indemnified Person” has the meaning set forth in Section 7.04(a).

“Independent Directors” means the members of the Corporate Board who are “independent” under the standards set forth in Rule 10A-3 promulgated under the Exchange Act and the corresponding rules of the NYSE.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.

“IPO” has the meaning set forth in the recitals to this Agreement.

“Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit A to this Agreement.

“KMF” has the meaning set forth in the recitals to this Agreement.

“Law” means all laws, statutes, ordinances, rules and regulations of the United States, any foreign country and each state, commonwealth, province, city, county, municipality, regulatory body, agency or other political subdivision thereof.

“Lock-Up Period” means the period of 180 days commencing with the pricing of the IPO.

“Losses” means items of Company loss or deduction determined according to Section 5.01(b).

“Majority Members” means the Members (which may include the Manager) holding a majority of the Units then outstanding; provided, that, if as of any date of determination, a majority of the Units are then held by the Manager or any Affiliates controlled by the Manager (including the Corporation Holdings Group), then “Majority Members” shall mean the Manager together with Members holding a majority of the Units (excluding Units held by the Manager and its controlled Affiliates including the Corporation Holdings Group) then outstanding.

“Manager” has the meaning set forth in Section 6.01(a).

“Market Price” means, with respect to a share of Class A Common Stock as of a specified date, the last sale price per share of Class A Common Stock, regular way, or if no such sale took place on such day, the average of the closing bid and asked prices per share of Class A Common Stock, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Class A Common Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading or, if the Class A Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the Class A Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Class A Common Stock selected by the Corporate Board or, in the event that no trading price is available for the shares of Class A Common Stock, the fair market value of a share of Class A Common Stock, as determined in good faith by the Corporate Board.

“Master Reorganization Agreement” means that certain Master Reorganization Agreement, dated as of [•], 2021, by and among Desert Peak LLC, Desert Peak Minerals Inc., and DPM HoldCo, LLC, as may be amended, restated, supplemented or otherwise modified from time to time.

“Member” means, as of any date of determination, (a) each of the members named on the Schedule of Members and (b) any Person admitted to the Company as a Substituted Member or Additional Member in accordance with Article XII, but in each case only so long as such Person is shown on the Company’s books and records as the owner of one or more Units, each in its capacity as a member of the Company.

“Member Minimum Gain” means “partner nonrecourse debt minimum gain” as defined in Treasury Regulations Section 1.704-2(i)(3).

“Merger” has the meaning set forth in the recitals to this Agreement.

“Merger Agreement” has the meaning set forth in the recitals to this Agreement.

“Minority Member Redemption Date” has the meaning set forth in Section 11.01(n).

“Minority Member Redemption Notice” has the meaning set forth in Section 11.01(n).

“National Securities Exchange” means an exchange registered as a “national securities exchange” with the Commission under Section 6 of the Exchange Act.

“Net Loss” means, with respect to a Taxable Year or other Fiscal Period, the excess if any, of Losses for such Taxable Year or other Fiscal Period over Profits for such Taxable Year or other Fiscal Period (excluding Profits and Losses specially allocated pursuant to Section 5.03 and Section 5.04).

“Net Profit” means, with respect to a Taxable Year or other Fiscal Period, the excess if any, of Profits for such Taxable Year or other Fiscal Period over Losses for such Taxable Year or other Fiscal Period (excluding Profits and Losses specially allocated pursuant to Section 5.03 and Section 5.04).

“NYSE” means the New York Stock Exchange.

“Officer” has the meaning set forth in Section 6.01(b).

“Optionee” means a Person to whom a stock option is granted under any Stock Option Plan.

“Original Interests” has the meaning set forth in the recitals to this Agreement.

“Original LLC Agreement” has the meaning set forth in the recitals to this Agreement.

“Other Agreements” has the meaning set forth in Section 10.04.

“Partnership Representative” has the meaning set forth in Section 9.03.

“Percentage Interest” means, with respect to a Member at a particular time, such Member’s percentage interest in the Company determined by dividing such Member’s Units by the total Units of all Members at such time. The Percentage Interest of each member shall be calculated to the fourth (4th) decimal place.

“Permitted Transfer” has the meaning set forth in Section 10.02.

“Person” means an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.

“Pro rata,” “proportional,” “in proportion to,” and other similar terms, mean, with respect to the holder of Units, pro rata based upon the number of such Units held by such holder as compared to the total number of Units outstanding.

“Profits” means items of Company income and gain determined according to Section 5.01(b).

“Public Offering” means an underwritten offering and sale of Equity Securities to the public pursuant to a registration statement, including a “bought” deal or “overnight” public offering.

“Redeeming Member” has the meaning set forth in Section 11.01(a).

“Redemption” means any redemption of Units into shares of Class A Common Stock pursuant to this Agreement.

“Redemption Date” means a Regular Redemption Date or a Special Redemption Date.

“Redemption Notice” has the meaning set forth in Section 11.01(b).

“Redemption Notice Date” means, except as otherwise specified by the Manager to the extent necessary for the Corporation to comply with the Registration Rights Agreement, with respect to any Regular Redemption Date or Special Redemption Date, the date that is ten (10) Business Days before such Redemption Date, and for any other Redemption Date, the date the Redemption Notice with respect to such Redemption Date is delivered, which date shall not be less than ten (10) Business Days before such Redemption Date.

“Redemption Right” has the meaning set forth in Section 11.01(a).

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and among the Corporation, KMF, Rock Ridge, Source and the other parties named therein (together with any joinder thereto from time to time by any successor or assign to any party to such Agreement).

“Registered Offering” means any secondary securities offering (which may include a “bought deal” or “overnight” offering), and any primary securities offering for which piggyback rights are offered, pursuant to the Registration Rights Agreement.

“Regular Redemption Date” means a date within each fiscal quarter specified by the Corporation from time to time, which will generally be set so that the corresponding Redemption Notice Date falls within a window after the Corporation’s earnings announcement for the prior fiscal quarter or in connection with a Registered Offering.

“Related Person” has the meaning set forth in Section 7.01(c).

“Revised Partnership Audit Provisions” shall mean Section 1101 of Title XI (Revenue Provisions Related to Tax Compliance) of the Bipartisan Budget Act of 2015, H.R. 1314, Public Law Number 114-74.

“Rock Ridge” means Rock Ridge Resources, LLC, a Delaware limited liability company.

“Rock Ridge Transaction Agreement” means that certain Amended and Restated Transaction Agreement, dated as of June 29, 2021, by and among KMF DPM HoldCo, LLC, Chambers DPM HoldCo, LLC and Rock Ridge Royalty Company LLC.

“Schedule of Members” has the meaning set forth in Section 3.01(b).

“SEC” means the U.S. Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future Law.

“Simulated Basis” means, with respect to each Depletable Property, the Book Value of such property. For purposes of such computation, the Simulated Basis of each Depletable Property (including any additions to such Simulated Basis resulting from expenditures required to be capitalized in such Simulated Basis ) shall be allocated to each Member in accordance with such Member’s relative Percentage Interest as of the time such Depletable Property (or such addition to such Simulated Basis resulting from expenditures required to be capitalized in such Simulated Basis) is acquired (or expended) by the Company, and shall be reallocated among the Members in accordance with the such Members’ Percentage Interest as determined immediately following the occurrence of an event giving rise to an adjustment to the Book Value of the Company’s Depletable Properties pursuant to the definition of Book Value.

“Simulated Depletion” means, with respect to each Depletable Property, a depletion allowance computed in accordance with United States federal income tax principles and in a manner specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(k)(2). For purposes of computing Simulated Depletion with respect to any Depletable Property, the Simulated Basis of such property shall be deemed to be the Book Value of such property, and in no event shall such allowance, in the aggregate, exceed such Simulated Basis. If the Book Value of a Depletable Property is adjusted pursuant to the definition of Book Value during a Taxable Year or other Fiscal Period, following such adjustment Simulated Depletion shall thereafter be calculated under the foregoing provisions based upon such adjusted Book Value.

“Simulated Gain” means the excess, if any, of the amount realized from the sale or other disposition of a Depletable Property over the Book Value of such Depletable Property and determined pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(k)(2).

“Simulated Loss” means the excess, if any, of the Book Value of a Depletable Property over the amount realized from the sale or other disposition of such Depletable Property and determined pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(k)(2).

“Source” means Source Energy Leasehold, LP and Permian Mineral Acquisitions, LP.

“Source Transaction Agreement” means that certain Transaction Agreement, as amended to the date hereof, dated as of August 24, 2021, by and among Source Energy Leasehold, LP, Permian Mineral Acquisitions, LP, and DPM HoldCo, LLC.

“Special Redemption Date” means a date specified by the Corporation in addition to or in lieu of the Regular Redemption Date during the same fiscal quarter. The Corporation must specify a Special Redemption Date effective with any Registered Offering.

“Sponsor Person” has the meaning set forth in Section 7.04(d).

“Stock Option Plan” means any stock option plan now or hereafter adopted by the Company or by the Corporation.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the voting interests thereof are at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, references to a “Subsidiary” of the Company shall be given effect only at such times that the Company has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 12.01.

“Taxable Year” means the Company’s accounting period for U.S. federal income tax purposes determined pursuant to Section 9.02.

“Trading Day” means a day on which (i) the NYSE or such other principal United States securities exchange on which the Class A Common Stock is listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if the Class A Common Stock is not then listed on the NYSE or other principal United States securities exchange, on the principal other market on which the Class A Common Stock (or such other security) is then traded and (ii) a last reported sale price for the Class A Common Stock is available on such securities exchange or market.

“Transfer” (and, with a correlative meanings, “Transferring,” and “Transferred”) means any sale, transfer, assignment, pledge, encumbrance or other disposition of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) (a) any interest (legal or beneficial) in any Equity Securities of the Company or (b) any equity or other interest (legal or beneficial) in any Member if substantially all of the assets of such Member consist solely of Units.

“Treasury Regulations” means the regulations promulgated under the Code and any corresponding provisions of succeeding regulations.

“Unit” means a Company Interest of a Member or a permitted Assignee in the Company representing a fractional part of the Company Interests of all Members and Assignees as may be established by the Manager from time to time in accordance with Section 3.02; provided, however, that any class or group of Units issued shall have the relative rights, powers and duties set forth in this Agreement, and the Company Interests represented by such class or group of Units shall be determined in accordance with such relative rights, powers and duties.

“Value” means (a) for any Stock Option Plan, the Market Price for the Trading Day immediately preceding the date of exercise of a stock option under such Stock Option Plan and (b) for any Equity Plan other than a Stock Option Plan, the Market Price for the Trading Day immediately preceding the Vesting Date.

“Voting Securities” means any Equity Securities of the Corporation that are entitled to vote generally in matters submitted for a vote of the Corporation’s stockholders or generally in the election of the Corporate Board.

“VWAP” per share of Class A Common Stock on any Trading Day shall mean the per share of Class A Common Stock volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “DPM” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the closing price of one share of Class A Common Stock on such Trading Day as reported on the website of the NYSE or such other national securities exchange upon which the shares of Class A Common Stock are listed). If the VWAP cannot be calculated for shares of Class A Common Stock on a particular date on any of the foregoing bases, the VWAP of the shares of Class A Common Stock on such date shall be the fair market value as determined in good faith by the Manager in a commercially reasonable manner.

ARTICLE II.

ORGANIZATIONAL MATTERS

Section 2.01 Formation of Company. The Company was formed on January 3, 2020 pursuant to the provisions of the Delaware Act.

Section 2.02 Amended and Restated Limited Liability Company Agreement. The Members hereby execute this Agreement for the purpose of continuing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act. The Members hereby agree that during the term of the Company set forth in Section 2.06 the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Delaware Act. On any matter upon which this Agreement is silent, the Delaware Act shall control. Notwithstanding the foregoing, Section 18-210 of the Delaware Act shall not apply or be incorporated into this Agreement.

Section 2.03 Name. The name of the Company as of the date hereof is “Desert Peak LLC.” The Manager in its sole discretion may change the name of the Company at any time and from time to time. Notification of any such change shall be given to all of the Members and, to the extent practicable, to all of the holders of any Equity Securities of the Corporation then outstanding. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Manager in accordance with applicable law.

Section 2.04 Purpose. The primary business and purpose of the Company shall be to engage in such activities as are permitted under the Delaware Act and determined from time to time by the Manager in accordance with the terms and conditions of this Agreement.

Section 2.05 Principal Office; Registered Office. The principal office of the Company shall be at 1401 Lawrence Street, Suite 1910, Denver, CO 80202, or such other place as the Manager may from time to time designate. The address of the registered office of the Company in the State of Delaware as of the date hereof is c/o Maples Fiduciary Services (Delaware) Inc., 4001 Kennett Pike, Suite 302, Wilmington, Delaware 19807, and the registered agent for service of process on the Company in the State of Delaware at such registered office as of the date hereof is Maples Fiduciary Services (Delaware) Inc. The Manager may from time to time change the Company’s registered agent and registered office in the State of Delaware.

Section 2.06 Term. The term of the Company commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in existence until the dissolution, winding up and termination of the Company in accordance with the provisions of Article XIV.

Section 2.07 No State-Law Partnership. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.07, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for U.S. federal (and applicable state and local) income tax purposes, and that each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

ARTICLE III.

MEMBERS; UNITS; CAPITALIZATION

Section 3.01 Members.

(a) At the Effective Time and concurrently with the Merger and the Common Unit Purchase, each of the Existing Owners and the Corporation shall be admitted to the Company as a Member.

(b) The Company shall maintain a schedule setting forth: (i) the name and address of each Member; (ii) the aggregate number of outstanding Units and the number and class of Units held by each Member; (iii) the aggregate amount of cash Capital Contributions that have been made by the Members with respect to their Units; and (iv) the Fair Market Value of any property other than cash contributed by the Members with respect to their Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject) (such schedule, the “Schedule of Members”). The applicable Schedule of Members in effect as of the Effective Time (after giving effect to the Common Unit Purchase) is set forth as Schedule 1 to this Agreement. The Schedule of Members shall be the definitive record of ownership of each Unit of the Company and all relevant information with respect to each Member. The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

(c) No Member shall be required or, except as approved by the Manager pursuant to Section 6.01 and in accordance with the other provisions of this Agreement, permitted to loan any money or property to the Company or borrow any money or property from the Company.

Section 3.02 Units. Interests in the Company shall be represented by Units, or such other securities of the Company, in each case as the Manager may establish in its discretion in accordance with the terms and subject to the restrictions hereof. Immediately after the Effective Time, the Units will be comprised of a single class of Common Units. To the extent required pursuant to Section 3.04(a), the Manager may create one or more classes or series of Common Units or preferred Units solely to the extent they are in the aggregate substantially equivalent to a class of common stock of the Corporation or class or series of preferred stock of the Corporation.

Section 3.03 Redemption and Cancellation; Capital Contributions; Merger.

(a) Redemption and Cancellation. The issued and outstanding Original Interests held by KMF immediately prior to the execution and effectiveness of this Agreement are hereby redeemed and cancelled in exchange for an amount equal to the amount of capital actually contributed by KMF to the Company at the Company’s formation.

(b) The Corporation’s Capital Contribution. Immediately upon the Effective Time and pursuant to the Master Reorganization Agreement, the Corporation contributed to the Company shares of Class B Common Stock and cash in the aggregate amount of $[•] in exchange for [•] Common Units (the “Common Unit Purchase”) and the Corporation is hereby admitted as a Member.

(c) The Merger. Immediately upon the Effective Time and pursuant to the Merger Agreement, DPM Holdings merged with and into the Company with the Company surviving the merger. In connection with such merger, each of the Existing Owners is hereby admitted as a Member. The Company will be treated as a continuation of DPM Holdings for U.S. federal income tax purposes.

Section 3.04 Authorization and Issuance of Additional Units.

(a) The Company shall, to the fullest extent permitted by law, undertake all actions, including, without limitation, a reclassification, dividend, division or recapitalization, with respect to the Equity Securities of the Company necessary to maintain at all times a one-to-one ratio between the number of Common Units owned by the Corporation Holdings Group and the number of outstanding shares of Class A Common Stock. In addition to and without limiting the foregoing, if at any time the Corporation issues a share of its Class A Common Stock or any other Equity Security (other than Class B Common Stock) of the Corporation, (i) the Company shall issue to the applicable member(s) of the Corporation Holdings Group one Common Unit (if the Corporation issues a share of Class A Common Stock), or such other Equity Security of the Company (if the Corporation issues Equity Securities other than Class A Common Stock or Class B Common Stock) corresponding to the Equity Securities issued by the Corporation, and with substantially the same rights to distributions (including distributions upon liquidation but taking into account differences as a result of any tax or other liabilities borne by the Corporation) and other economic rights as those of such Equity Securities of the Corporation and (ii) the net proceeds received by the applicable member(s) of the Corporation Holdings Group with respect to the corresponding share of Class A Common Stock or other Equity Security, if any, shall be concurrently contributed by such member(s) to the Company as a Capital Contribution; provided, that if the Corporation issues any shares of Class A Common Stock in order to directly purchase from another Member (other than a member of the Corporation Holdings Group) a number of Common Units pursuant to Section 11.01(m) (and a corresponding number of shares of Class B Common Stock), then the Company shall not issue any new Common Units in connection therewith and the Corporation Holdings Group shall not be required to transfer such net proceeds to the Company (it being understood that such net proceeds shall instead be transferred to such other Member as consideration for such purchase). For the avoidance of doubt, if the Corporation issues any shares of Class A Common Stock or other Equity Security for cash to be used to fund the acquisition by any member of the Corporation Holdings Group of any Person or the assets of any Person, then the Corporation shall not be required to transfer such cash proceeds to the Company but instead such member of the Corporation Holdings Group shall be required to contribute such Person or the assets and liabilities of such Person to the Company or any of its Subsidiaries. Notwithstanding the foregoing, this Section 3.04(a) shall not apply to (i) (A) the issuance and distribution to holders of shares of Class A Common Stock of rights to purchase Equity Securities of the Corporation under a “poison pill” or similar shareholders rights plan (it being understood that upon exchange of Units for Class A Common Stock, such Class A Common Stock will be issued together with a corresponding right) or (B) the issuance under the Corporation’s Equity Plans or Stock Option Plans of any warrants, options, other rights to acquire Equity Securities of the Corporation or rights or property that may be converted into or settled in Equity Securities of the Corporation, but shall in each of the foregoing cases apply to the issuance of Equity Securities of the Corporation in connection with the exercise or settlement of such rights, warrants, options or other rights or property, (ii) the issuance of Equity Securities pursuant to any

Equity Plan (other than a Stock Option Plan) that are restricted, subject to forfeiture or otherwise unvested upon issuance, but shall apply on the applicable Vesting Date with respect to such Equity Securities, or (iii) preferred stock or other debt or equity securities (including without limitation warrants, options and rights) issued by the Corporation that are convertible or exercisable or exchangeable for Class A Common Stock (except to the extent such securities have been converted, exercised or exchanged for Class A Common Stock and the net proceeds from such other securities, including without limitation any exercise or purchase price payable upon conversion, exercise or exchange thereof, has been contributed by the Corporation Holdings Group to the equity capital of the Company). Except pursuant to this Section 3.04(a) and Article XI, (x) the Company may not issue any additional Common Units to one or more member(s) of the Corporation Holdings Group unless substantially simultaneously therewith such member(s) of the Corporation Holdings Group issues or sells an equal number of shares of the Corporation’s Class A Common Stock to another Person, and (y) the Company may not issue any other Equity Securities of the Company to one or more member(s) of the Corporation Holdings Group unless substantially simultaneously therewith such member(s) of the Corporation Holdings Group issues or sells, to another Person, an equal number of shares of a new class or series of Equity Securities of the Corporation or such member(s) of the Corporation Holdings Group with substantially the same rights to dividends and distributions (including distributions upon liquidation but taking into account differences as a result of any tax or other liabilities borne by the Corporation) and other economic rights as those of such Equity Securities of the Company.

(b) The Company shall only be permitted to issue additional Units or other Equity Securities in the Company to the Persons and on the terms and conditions provided for in Section 3.02, Section 3.03, this Section 3.04 and Section 3.10. Subject to the foregoing, the Manager may cause the Company to issue additional Common Units authorized under this Agreement at such times and upon such terms as the Manager shall determine in its sole discretion and the Manager shall amend this Agreement as necessary in connection with the issuance of additional Common Units and the admission of additional Members under this Section 3.04 without the requirement of any consent or acknowledgement of any Member or any other Person.

(c) The Company shall not in any manner effect any subdivision (by equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Common Units unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Common Stock, with corresponding changes made with respect to any other exchangeable or convertible securities. Unless in connection with any action taken pursuant to Section 3.04(d), the Corporation shall not in any manner effect any subdivision (by stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the outstanding Common Stock unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Common Units, with corresponding changes made with respect to any other exchangeable or convertible securities. The Company shall not in any manner effect any subdivision (by equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of any outstanding Equity Securities of the Company (other than the Common Units) unless accompanied by an identical subdivision or combination, as applicable, of the corresponding Equity Securities of the Corporation, with corresponding changes made with respect to any other exchangeable or convertible securities. The

Corporation shall not in any manner effect any subdivision (by stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of any outstanding Equity Securities of the Corporation (other than the Class A Common Stock) unless accompanied by an identical subdivision or combination, as applicable, of the corresponding Equity Securities of the Company (other than the Common Units), with corresponding changes made with respect to any other exchangeable or convertible securities.

(d) Notwithstanding any other provision of this Agreement, if the Corporation receives tax distributions required to be made pursuant to Section 4.01(b) in an amount in excess of the amount that will enable the Corporation Holdings Group to meet its U.S. federal, state and local and non-U.S. tax liabilities or holds any other excess cash amount, the Corporation may, in its sole discretion, use such excess cash amount in such manner, and make such adjustments to or take such other actions with respect to the capitalization of the Corporation and the Company, as the Corporation (including in its capacity as the Manager) in good faith determines to be fair and reasonable to the holders of Common Stock and to the Members and to preserve the intended economic effect of this Section 3.04, Section 3.05, Article XI and the other provisions hereof.

(e) If at any time any member of the Corporation Holdings Group issues debt securities, such member of the Corporation Holdings Group shall transfer to the Company (in a manner to be determined by the Manager in its reasonable discretion) the proceeds received by such member of the Corporation Holdings Group in exchange for such debt securities in a manner that directly or indirectly burdens the Company with the repayment of the debt securities.

(f) Notwithstanding any other provision of this Agreement (including this Section 3.04 and Section 3.05), the Company may redeem Units from the Corporation Holdings Group for cash to fund any acquisition by the Corporation Holdings Group of another Person, provided that promptly after such redemption and acquisition the Corporation Holdings Group contributes or causes to be contributed, directly or indirectly, such Person or the assets and liabilities of such Person to the Company or any of its Subsidiaries in exchange for a number of Units equal to the number of Units so redeemed.

Section 3.05 Repurchases or Redemptions. No member of the Corporation Holdings Group may redeem, repurchase or otherwise acquire (other than from another member of the Corporation Holdings Group) (a) any shares of Class A Common Stock unless substantially simultaneously therewith the Company redeems, repurchases or otherwise acquires from the Corporation Holdings Group an equal number of Common Units for the same price per security or (b) any other Equity Securities of the Corporation (other than Class B Common Stock) unless substantially simultaneously therewith the Company redeems, repurchases or otherwise acquires from the Corporation Holdings Group an equal number of Equity Securities of the Company of a corresponding class or series with substantially the same rights to distributions (including distributions upon liquidation but taking into account differences as a result of any tax or other liabilities borne by the Corporation) and other economic rights as those of such Equity Securities of the Corporation for the same price per security. The Company may not redeem, repurchase or otherwise acquire (i) except pursuant to Article XI, any Common Units from the Corporation Holdings Group unless substantially simultaneously therewith the Corporation Holdings Group redeems, repurchases or otherwise acquires an equal number of shares of Class A Common Stock for the same price per security from holders thereof, or (ii) any other Equity Securities of the Company from the Corporation Holdings Group unless substantially simultaneously therewith the Corporation Holdings Group redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Securities of the Corporation of a corresponding class or series with substantially the same rights to dividends and distributions (including distribution upon liquidation but taking into account differences as a result of any tax or other liabilities borne by the Corporation) and other economic rights as those of such Equity Securities of the Company. Notwithstanding the foregoing, to the extent that any consideration payable by the Corporation Holdings Group in connection with the redemption or repurchase of any shares of Class A Common Stock or other Equity Securities of the Corporation Holdings Group consists (in whole or in part) of shares of Class A Common Stock or such other Equity Securities (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant), then the redemption or repurchase of the corresponding Common Units or other Equity Securities of the Company shall be effectuated in an equivalent manner.

Section 3.06 Certificates Representing Units; Lost, Stolen or Destroyed Certificates; Registration and Transfer of Units.

(a) Units shall not be certificated unless otherwise determined by the Manager. If the Manager determines that one or more Units shall be certificated, each such certificate representing the number of Units held by such holder shall be signed by or in the name of the Company by the Chief Executive Officer or any other officer designated by the Manager. Such certificate shall be in such form (and shall contain such legends) as the Manager may determine. Any or all of such signatures on any certificate representing one or more Units may be a facsimile, engraved or printed, to the extent permitted by applicable Law.

(b) If Units are certificated, the Manager may direct that a new certificate representing one or more Units be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon delivery to the Manager of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Manager may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

(c) All Transfers of Units validly made in accordance with this Agreement shall be recorded in the Company’s records. Upon surrender to the Company or the transfer agent of the Company, if any, of a certificate for one or more Units, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to Transfer, in compliance with the provisions hereof, the Company shall issue a new certificate representing one or more Units to the Person entitled thereto, cancel the old certificate and record the transaction upon its books. The names of the Members and the number of Units held by each Member as they appear in the Company transfer records shall be the official record of the Members for all purposes. Absent manifest error in the Company transfer records, the Company shall be entitled to rely exclusively on record ownership of Units as shown in its records for all purposes and shall be entitled to recognize the registered holder of Units as shown in the Company’s records as the holder of record of such Units and the Member with respect to the Company Interests represented thereby for all purposes; provided, however, that the Company shall treat the record owner of any certificate representing Units as the holder of the Units evidenced thereby unless and until such Units have been Transferred in accordance with this Agreement. Subject to the provisions of this Agreement, the Manager may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, Transfer and registration of Units.

Section 3.07 Negative Capital Accounts. No Member shall be required to pay to any other Member or the Company any deficit or negative balance that may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).

Section 3.08 No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or Capital Account or to receive any Distribution from the Company, except as expressly provided in this Agreement.

Section 3.09 Loans From Members. Loans by Members to the Company shall not be considered Capital Contributions. Subject to the provisions of Section 3.01(c), the amount of any such advances shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such advances are made.

Section 3.10 Dividend Reinvestment Plan, Cash Option Purchase Plan, Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article III, all amounts received or deemed received by the Corporation in respect of any dividend reinvestment plan, cash option purchase plan, stock incentive or other stock or subscription plan or agreement, either (a) shall be utilized by the Corporation to effect open market purchases of shares of Class A Common Stock, or (b) if the Corporation elects instead to issue new shares of Class A Common Stock with respect to such amounts, shall be contributed by the Corporation to the Company in exchange for additional Common Units. Upon such contribution, the Company will issue to the Corporation a number of Common Units equal to the number of new shares of Class A Common Stock so issued.

ARTICLE IV.

DISTRIBUTIONS

Section 4.01 Distributions.

(a) Distributable Cash; Other Distributions. To the extent permitted by applicable Law and hereunder, Distributions to Members may be declared by the Manager out of Distributable Cash or other funds or property legally available therefor in such amounts and on such terms (including the payment dates of such Distributions) as the Manager shall determine using such record date as the Manager may designate; such Distributions shall be made to the Members as of the close of business on such record date on a pro rata basis in accordance with each Member’s Percentage Interest as of the close of business on such record date; provided, however, that the Manager shall have the obligation to make Distributions as set forth in Sections 4.01(b), 6.06 and 14.02; and provided further that, notwithstanding any other provision herein to the contrary, no Distributions shall be made to any Member to the extent such Distribution would violate Section 18-607 or Section 18-804 of the Delaware Act. Promptly following the designation of a record date and the declaration of a Distribution pursuant to this Section 4.01(a), the Manager shall give notice to each Member of the record date, the amount and the terms of the Distribution and the payment date thereof. In furtherance of the foregoing, it is intended that the Manager shall, to the extent permitted by applicable Law and hereunder, have the right in its sole discretion to cause the Company to make Distributions to the Members pursuant to this Section 4.01(a) in such amounts as shall enable the Corporation to pay dividends or to meet its obligations (to the extent such obligations are not otherwise able to be satisfied as a result of tax distributions required to be made pursuant to Section 4.01(b) or reimbursements required to be made pursuant to Section 6.06).

(b) Tax Distributions. The Company shall, subject to any restrictions contained in any agreement to which the Company is bound, make distributions out of legally available funds to all Members on a pro rata basis in accordance with Section 4.01(a) at such times and in such amounts as the Manager reasonably determines is necessary to cause a distribution to the Corporation sufficient to enable the Corporation to timely satisfy any Corporate Tax Liabilities.

Section 4.02 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any Distribution to any Member on account of any Company Interest if such Distribution would violate any applicable Law or the terms of the Credit Agreement.

ARTICLE V.

CAPITAL ACCOUNTS; ALLOCATIONS; TAX MATTERS

Section 5.01 Capital Accounts.

(a) The Company shall maintain a separate Capital Account for each Member according to the rules of Treasury Regulations Section 1.704-1(b)(2)(iv). For this purpose, the Company may (in the discretion of the Manager), upon the occurrence of the events specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such Treasury Regulations and Treasury Regulations Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Company property. The Capital Account balance of each of the Members as of the date hereof, as adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f), is its respective “Closing Capital Account Balance” set forth on the Schedule of Members.

(b) For purposes of computing the amount of any item of Company income, gain, loss or deduction to be allocated pursuant to this Article V and to be reflected in the Capital Accounts of the Members, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided, however, that:

(i) The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(l)(B) or Code Section 705(a)(2)(B) and Treasury Regulations Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for U.S. federal income tax purposes.

(ii) If the Book Value of any Company property is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

(iii) Items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

(iv) Items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g) and the definition of “Depreciation”.

(v) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

Section 5.02 Allocations. Except as otherwise provided in Section 5.03 and Section 5.04, Net Profits and Net Losses for any Taxable Year or other Fiscal Period shall be allocated among the Capital Accounts of the Members pro rata in accordance with their respective Percentage Interests.

Section 5.03 Regulatory and Special Allocations.

(a) Losses attributable to partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulations Section 1.704-2(i). If there is a net decrease during a Taxable Year or other Fiscal Period in Member Minimum Gain, items of income and gain for such Taxable Year or other Fiscal Period (and, if necessary, for subsequent Taxable Years or other Fiscal Periods) shall be allocated to the Members in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(i)(4).

(b) Nonrecourse deductions (as determined according to Treasury Regulations Section 1.704-2(b)(1)) for any Taxable Year or other Fiscal Period shall be allocated pro rata among the Members in accordance with their Percentage Interests. Except as otherwise provided in Section 5.03(a), if there is a net decrease in the Company Minimum Gain during any Taxable Year or other Fiscal Period, each Member shall be allocated items of income and gain for such Taxable Year or other Fiscal Period (and, if necessary, for subsequent Taxable Years or other Fiscal Periods) in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(f). This Section 5.03(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulations Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

(c) If any Member that unexpectedly receives an adjustment, allocation or Distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year or other Fiscal Period, computed after the application of Sections 5.03(a) and 5.03(b) but before the application of any other provision of this Article V, then items of income and gain for such Taxable Year or other Fiscal Period shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 5.03(c) is intended to be a qualified income offset provision as described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d) In the event that any Member has an Adjusted Capital Account Deficit at the end of any Taxable Year or other Fiscal Period, such Member shall be allocated items of Company gross income and gain in the amount of such deficit as quickly as possible; provided, however, that an allocation pursuant to this Section 5.03(d) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if Section 5.03(c) and this Section 5.03(d) were not in this Agreement.

(e) If the allocation of Losses to a Member as provided in Section 5.02 would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Member only that amount of Losses as will not create or increase an Adjusted Capital Account Deficit. The Losses that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Members in accordance with their relative Percentage Interests, subject to this Section 5.03(e).

(f) Simulated Depletion for each Depletable Property and Simulated Loss upon the disposition of a Depletable Property shall be allocated among the Members in proportion to their shares of the Simulated Basis in such Depletable Property.

(g) The allocations set forth in Section 5.03(a) through and including Section 5.03(e) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Profit and Loss of the Company or have the Company make Distributions. Accordingly, notwithstanding the other provisions of this Article V, but subject to the Regulatory Allocations, income, gain, deduction and loss shall be reallocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Members anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Member is zero. In addition, if in any Taxable Year or other Fiscal Period there is a decrease in Company Minimum Gain, or in Member Minimum Gain, and application of the minimum gain chargeback requirements set forth in Section 5.03(a) or Section 5.03(b) would cause a distortion in the economic arrangement among the Members, the Members may, if they do not expect that the Company will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements. If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirement.

Section 5.04 Final Allocations. Notwithstanding any contrary provision in this Agreement except Section 5.03, the Manager shall make appropriate adjustments to allocations of Profits and Losses to (or, if necessary, allocate items of gross income, gain, loss or deduction of the Company among) the Members upon the liquidation of the Company (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)), the Transfer of substantially all the Units (whether by sale or exchange or merger) or sale of all or substantially all the assets of the Company, such that, to the maximum extent possible, the Capital Accounts of the Members are proportionate to their Percentage Interests. In each case, such adjustments or allocations shall occur, to the maximum extent possible, in the Fiscal Year of the event requiring such adjustments or allocations.

Section 5.05 Tax Allocations.

(a) Subject to the remainder of this Section 5.05, the income, gains, losses, deductions and credits of the Company will be allocated, for U.S. federal (and applicable state and local) income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts; provided, that if any such allocation is not permitted by the Code or other applicable Law, the Company’s subsequent income, gains, losses, deductions and credits will be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b) Cost and percentage depletion deductions with respect each Depletable Property shall be computed separately by the Members rather than the Company. For purposes of such computations, the U.S. federal income tax basis of each Depletable Property shall be allocated to each Member in accordance with such Member’s Percentage Interest as of the time such Depletable Property is acquired by the Company, and shall be reallocated among the Members in accordance with such Member’s Percentage Interest as determined immediately following the occurrence of an event giving rise to an adjustment to the Book Values of the Company’s Depletable Properties in accordance with Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations (or at the time of any material additions to the U.S. federal income tax basis of such Depletable Property). The Company shall inform each Member of such Member’s allocable share of the U.S. federal income tax basis of each Depletable Property promptly following the acquisition of such Depletable Property by the Company, any adjustment resulting from expenditures required to be capitalized in such basis, and any reallocation of such basis as provided in the previous sentence. Such allocations are intended to be applied in accordance with the “partners’ interests in partnership capital” under Section 613A(c)(7)(D) of the Internal Revenue Code; provided, that the Members understand and agree that the Manager may authorize special allocations of tax basis, income, gain, deduction or loss, as computed for U.S. federal income tax purposes, in order to eliminate differences between Simulated Basis and adjusted U.S. federal income tax basis with respect to Depletable Properties, in such manner as determined consistent with the principles of Section 704(c) of the Internal Revenue Code, the Treasury Regulations thereunder and the portions of the Treasury Regulations under Section 704(b) that apply the principles of Section 704(c).

(c) For purposes of the separate computation of gain or loss by each Member on a taxable Disposition of Depletable Property, the amount realized from such Disposition shall be allocated (i) first, to the Members in an amount equal to the Simulated Basis in such Depletable Property and in the same proportion as their shares thereof were allocated and (ii) second, any remaining amount realized shall be allocated consistent with the allocation of Simulated Gains; provided, however, that the Members understand and agree that the Manager may authorize special allocations of tax basis, income, gain, deduction or loss, as computed for federal income tax purposes, in order to eliminate differences between Simulated Basis and adjusted federal income tax basis with respect to Depletable Properties, in such manner as determined consistent with the principles of Section 704(c) of the Internal Revenue Code, the Treasury Regulations thereunder and the portions of the Treasury Regulations under Section 704(b) that apply the principles of Section 704(c). The provisions of this Section 5.05(c) and the other provisions of this Agreement relating to allocations under Section 613A(c)(7)(D) of the Internal Revenue Code are intended to comply with Treasury Regulation Section 1.704-1(b)(4)(v) and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

(d) Each Member shall, in a manner consistent with this Article V, separately keep records of its share of the adjusted tax basis in each Depletable Property, adjust such share of the adjusted tax basis for any cost or percentage depletion allowable with respect to such property and use such adjusted tax basis in the computation of its cost depletion or in the computation of its gain or loss on the disposition of such property by the Company. Upon the request of the Company, each Member may advise the Company of its adjusted tax basis in each Depletable Property and any depletion computed with respect thereto, both as computed in accordance with the provisions of this subsection for purposes of allowing the Company to make adjustments to the tax basis of its assets as a result of certain transfers of interests in the Company or distributions by the Company. The Company may rely on such information and, if it is not provided by the Member, may make such reasonable assumptions as it shall determine with respect thereto.

(e) Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for U.S. federal income tax purposes and its Book Value using the “remedial method,” as described in Treasury Regulations Section 1.704-3(d).

(f) If the Book Value of any Company asset is adjusted pursuant to Section 5.01(b), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for U.S. federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) using the “remedial method,” as described in Treasury Regulations Section 1.704-3(d).

(g) Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Members pro rata as determined by the Manager taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii) and 1.704-1(b)(4)(viii).

(h) For purposes of determining a Member’s pro rata share of the Company’s “excess nonrecourse liabilities” within the meaning of Treasury Regulations Section 1.752-3(a)(3), each Member’s interest in income and gain shall be in proportion to the Units held by such Member.

(i) Any recapture of depreciation or any other item of deduction shall be allocated, in accordance with Treasury Regulations Sections 1.1245-1(e) and 1.1254-5, to the Members who received the benefit of such deductions to the maximum extent permissible by Law.

(j) Allocations pursuant to this Section 5.05 are solely for purposes of U.S. federal (and applicable state and local) income taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, Distributions or other Company items pursuant to any provision of this Agreement.

Section 5.06 Indemnification and Reimbursement for Payments on Behalf of a Member. If the Company is obligated to pay any amount to a Governmental Entity (or otherwise makes a payment to a Governmental Entity) that is specifically attributable to a Member or a Member’s status as such (including federal withholding taxes, state personal property taxes and state unincorporated business taxes, but excluding payments such as professional association fees and the like made voluntarily by the Company on behalf of any Member based upon such Member’s status as an employee of the Company), then such Person shall indemnify the Company in full for the entire amount paid (including interest, penalties and related expenses). The Manager may offset Distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Company under this Section 5.06. A Member’s obligation to make contributions to the Company under this Section 5.06 shall survive the dissolution, winding up, liquidation and termination of the Company, and for purposes of this Section 5.06, the Company shall be treated as continuing in existence. Members shall make any such contribution obligated by this Section 5.06 to the Manager in the event the Company has been terminated. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 5.06, including instituting a lawsuit to collect such contribution with interest calculated at a rate per annum equal to the sum of the Base Rate plus 300 basis points (but not in excess of the highest rate per annum permitted by Law). Each Member hereby agrees to furnish to the Company and Manager such information and forms as required or reasonably requested in order to comply with any laws and regulations governing withholding of tax or in order to claim any reduced rate of, or exemption from, withholding to which the Member is legally entitled.

ARTICLE VI.

MANAGEMENT

Section 6.01 Authority of Manager.

(a) Except for situations in which the approval of any Member(s) is specifically required by this Agreement, (i) all management powers over the business and affairs of the Company shall be exclusively vested in the Corporation, as the sole managing member of the Company (the Corporation, in such capacity, the “Manager”) and (ii) the Manager shall conduct, direct and exercise full control over all activities of the Company. The Manager shall be the “manager” of the Company for the purposes of the Delaware Act. Except as otherwise expressly provided for herein and subject to the other provisions of this Agreement, the Members hereby consent to the exercise by the Manager of all such powers and rights conferred on the Members by the Delaware Act with respect to the management and control of the Company. Any vacancies in the position of Manager shall be filled in accordance with Section 6.04.

(b) The day-to-day business and operations of the Company shall be overseen and implemented by officers of the Company (each, an “Officer” and collectively, the “Officers”), subject to the limitations imposed by the Manager. An Officer may, but need not, be a Member. Each Officer shall be appointed by the Manager and shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he or she shall resign. Any one Person may hold more than one office. The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Manager. The authority and responsibility of the Officers shall include, but not be limited to, such duties as the Manager may, from time to time, delegate to them and the carrying out of the Company’s business and affairs on a day-to-day basis. An Officer may also perform one or more roles as an officer of the Manager.

(c) The Manager shall have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization, division or other combination of the Company with or into another entity.

(d) Notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation, each Member and each other Person who may acquire an interest in Company Interests hereby (i) approves, ratifies and confirms the execution, delivery and performance by the Company of the Master Reorganization Agreement, the Registration Rights Agreement, the Director Designation Agreement and the Credit Agreement, (ii) agrees and confirms that the Company is authorized to execute, deliver and perform, and the Manager or any Officer, acting on behalf of the Company, is authorized and directed to execute and deliver the Master Reorganization Agreement, the Registration Rights Agreement, the Director Designation Agreement and the Credit Agreement without any further act, approval or vote of any Member or the Manager, and (iii) agrees that the execution, delivery or performance by the Company or the Manager or any Officer, acting on behalf of the Company, of any agreement authorized or permitted under this Agreement shall not constitute a breach by the Company, the Manager or any other Person of any duty that the Company or the Manager may owe the Company or the Members or any other Persons under this Agreement (or any other agreements) or of any duty existing at law, in equity or otherwise.

Section 6.02 Actions of the Manager. The Manager may act through any Officer or through any other Person or Persons to whom authority and duties have been delegated pursuant to Section 6.07.

Section 6.03 Resignation; No Removal.

(a) The Manager may resign as such at any time by giving written notice to the Members; provided, that the Manger complies with the requirements of Section 6.03(b). Subject to Section 6.03(b) and unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Members, and the acceptance of the resignation shall not be necessary to make it effective. The resignation of the Manager in its capacity as such shall not affect any rights or obligations of such Person as a Member of the Company. For the avoidance of doubt, the Members have no right under this Agreement to remove or replace the Manager.

(b) No termination or replacement of the Corporation as Manager shall be effective unless proper provision is made, in compliance with this Agreement, so that the obligations of the Corporation, its successor (if applicable) and any new Manager and the rights of all Members under this Agreement and applicable Law remain in full force and effect. No appointment of a Person other than the Corporation (or its successor, as applicable) as Manager shall be effective unless the Corporation (or its successor, as applicable) and the new Manager (as applicable) provide all other Members with contractual rights, directly enforceable by such other Members against the Corporation (or its successor, as applicable) and the new Manager (as applicable), to cause (a) the Corporation to comply with all the Corporation’s obligations under this Agreement (including its obligations under Section 11.01) other than those that must necessarily be taken in its capacity as the Manager and (b) the new Manager to comply with all the Manager’s obligations under this Agreement.

Section 6.04 Vacancies. Vacancies in the position of Manager occurring for any reason shall be filled by the Corporation (or, if the Corporation has ceased to exist without any successor or assign, then by the holders of a majority in interest of the voting capital stock of the Corporation immediately prior to such cessation). For the avoidance of doubt, the Members (other than the Corporation Holdings Group) have no right under this Agreement to fill any vacancy in the position of Manager.

Section 6.05 Transactions Between Company and Manager. The Manager may cause the Company to contract and deal with the Manager, or any Affiliate of the Manager, provided such contracts and dealings are on terms comparable to and competitive with those available to the Company from others dealing at arm’s length or are approved by the Members holding a majority of the Units (excluding Units held by the Manager and its controlled Affiliates) then outstanding and otherwise are permitted by any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company is bound, including the Credit Agreement.

Section 6.06 Reimbursement for Expenses. The Manager shall not be compensated for its services as Manager of the Company except as expressly provided in this Agreement. The Members acknowledge and agree that, as of the Effective Time, the Manager’s Class A Common Stock is and will continue to be publicly traded and therefore the Manager will have access to the public capital markets and that such status and the services performed by the Manager will inure to the benefit of the Company and all Members; therefore, the Manager shall be reimbursed by the Company for any reasonable out-of-pocket expenses incurred by the Manager or any other member of the Corporation Holdings Group on behalf of the Company, including all fees, expenses and costs associated with the IPO and all fees, expenses and costs of being a public company (including public reporting obligations, proxy statements, stockholder meetings, stock exchange fees, transfer agent fees, SEC and the Financial Industry Regulatory Authority filing fees and offering expenses) and maintaining its corporate existence; provided, that the Company shall not pay or bear any income tax obligations of any member of the Corporation Holdings Group (but the Company shall be entitled to make distributions in respect of these obligations pursuant to Article IV). In the event that (a) shares of Class A Common Stock were sold to underwriters in the IPO or are sold to underwriters in any Public Offering after the Effective Time, in each case, at a price per share that is lower than the price per share for which such shares of Class A Common Stock are sold to the public in such Public Offering after taking into account underwriters’ discounts or commissions and brokers’ fees or commissions (including, for the avoidance of doubt, any deferred discounts or commissions and brokers’ fees or commissions payable in connection with or as a result of the Closing) (such difference, the “Discount”) and (b) the proceeds from such Public Offering are used to fund the Cash Election Amount for any Redeemed Units or otherwise contributed to the Company, the Company shall reimburse the applicable member(s) of the Corporation Holdings Group for such Discount by treating such Discount as an additional Capital Contribution made by such member(s) of the Corporation Holdings Groupto the Company, issuing Common Units in respect of such deemed Capital Contribution in accordance with Section 11.01(i), and increasing the Capital Account of such member(s) of the Corporation Holdings Group by the amount of such Discount. To the extent practicable, expenses incurred by the Manager or any other member of the Corporation Holdings Group on behalf of or for the benefit of the Company shall be billed directly to and paid by the Company and, if and to the extent any reimbursements to the Manager or any other member of the Corporation Holdings Group by the Company pursuant to this Section 6.06 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts.

Section 6.07 Limitation of Liability.

(a) Except as otherwise provided herein or in an agreement entered into by such Person and the Company, no Manager or Officer nor any of the Manager’s or Officers’ Affiliates, directors, employers, employees, agents or representatives, as applicable, shall be liable to the Company or to any Member that is not the Manager or to any other Person bound by this Agreement for any act or omission performed or omitted by the by such Person in his or her capacity as Manager or Officer pursuant to authority granted to such Person in such capacity by this Agreement; provided, however, that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to such Person’s bad faith, willful misconduct or violation of Law in which such Person acted with knowledge that its conduct was unlawful, or for any present or future breaches of any representations, warranties, covenants or obligations by such Person or its Affiliates contained herein or in the other agreements with the Company. The Manager may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and shall not be responsible for any misconduct or negligence on the part of any such agent (so long as such agent was selected in good faith and with reasonable care). The Manager and each Officer shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the Manager or any Officer in good faith reliance on such advice shall in no event subject the Manager or such Officer to liability to the Company or any Member that is not the Manager.

(b) Whenever this Agreement or any other agreement contemplated herein provides that the Manager shall act in a manner which is, or provide terms which are, “fair and reasonable” to the Company or any Member that is not the Manager, the Manager shall determine such appropriate action or provide such terms considering, in each case, the relative interests of each party to such agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable United States generally accepted accounting practices or principles.

(c) Whenever in this Agreement or any other agreement contemplated herein, the Manager is permitted or required to take any action or to make a decision in its “sole discretion,” “sole and absolute discretion,” “reasonable discretion,” “discretion,” with “complete discretion” or under a grant of similar authority or latitude, the Manager shall be entitled to consider such interests and factors as it desires, including its own interests, and shall, to the fullest extent permitted by applicable Law, have no duty (including fiduciary duty) or obligation to give any consideration to any interest of or factors affecting the Company, the other Members, or any other Person notwithstanding any duty otherwise existing at law or in equity.

(d) Whenever in this Agreement the Manager is permitted or required to take any action or to make a decision in its “good faith” or under another express standard, the Manager shall act under such express standard and, to the fullest extent permitted by applicable Law and notwithstanding any duty otherwise existing at law or in equity, shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein, and, notwithstanding anything contained herein to the contrary or any duty otherwise existing at law or in equity, so long as the Manager acts in good faith, the resolution, action or terms so made, taken or provided by the Manager shall not constitute a breach of this Agreement or any other agreement contemplated herein or impose liability upon the Manager or any of the Manager’s Affiliates to the Company, any Member or any other Person bound by this Agreement.

(e) The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of the Manager or any Officer or any of the Manager’s or any Officer’s Affiliates, directors, employers, employees, agents or representatives, as applicable, to the Company, the Members or any other Persons bound by this Agreement otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of the Manager or any Officer or any of the Manager’s or any Officer’s Affiliates, directors, employers, employees, agents or representatives, as applicable.

Section 6.08 Investment Company Act. The Manager shall use its reasonable best efforts to ensure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act.

Section 6.09 Outside Activities of the Manager. The Manager shall not, directly or indirectly, enter into or conduct any business or operations, other than in connection with (a) the ownership, acquisition and disposition of Common Units and other Equity Securities of the Company contemplated by this Agreement, (b) the management of the business and affairs of the Company and its Subsidiaries, (c) the operation of the Manager as a reporting company with a class (or classes) of securities registered under Section 12 of the Exchange Act and listed on a securities exchange, (d) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (e) financing or refinancing of any type related to the Company, its Subsidiaries or their assets or activities, and (f) such activities as are incidental to the foregoing; provided, however, that, except as otherwise provided herein, the net proceeds of any sale of Equity Securities of the Corporation pursuant to the preceding clauses (d) and (e) shall be made available to the Company as Capital Contributions and the proceeds of any other financing raised by the Manager pursuant to the preceding clauses (d) and (e) shall be made available to the Company as loans or otherwise, as appropriate, and, provided further, that the Manager may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Company and its Subsidiaries so long as the Manager takes commercially reasonable measures to ensure that the economic benefits and burdens of such assets are otherwise vested in the Company or its Subsidiaries, through assignment, mortgage loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Company or any of its Subsidiaries, the Members shall negotiate in good faith to amend this Agreement to reflect such activities and the direct ownership of assets by the Manager. Nothing contained herein shall be deemed to prohibit the Manager from executing any guarantee of Indebtedness of the Company or its Subsidiaries.

ARTICLE VII.

RIGHTS AND OBLIGATIONS OF MEMBERS

Section 7.01 Limitation of Liability and Duties of Members; Investment Opportunities.

(a) Except as provided in this Agreement or in the Delaware Act, no Member (including the Manager) shall be obligated personally for any debt, obligation or liability solely by reason of being a Member or acting as the Manager of the Company. Notwithstanding anything contained herein to the contrary, to the fullest extent permitted by law, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Members or Manager for liabilities of the Company.

(b) In accordance with the Delaware Act and the laws of the State of Delaware, a Member may, under certain circumstances, be required to return amounts previously distributed to such Member. It is the intent of the Members that no Distribution to any Member pursuant to Article IV shall be deemed a return of money or other property paid or distributed in violation of the Delaware Act. The payment of any such money or Distribution of any such property to a Member shall be deemed to be a compromise within the meaning of Section 18-502(b) of the Delaware Act, and, to the fullest extent permitted by Law, any Member receiving any such money or property shall not be required to return any such money or property to the Company or any other Person. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.

(c) Notwithstanding any other provision of this Agreement (subject to Section 6.07 with respect to the Manager), to the extent that, at law or in equity, any Member (or such Member’s Affiliate or any manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of such Member or of any Affiliate of such Member (each Person described in this parenthetical, a “Related Person”)) has duties (including fiduciary duties) to the Company, to the Manager, to another Member, to any Person who acquires an interest in a Company Interest or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by law, and replaced with the duties or standards expressly set forth herein, if any. The elimination of duties (including fiduciary duties) to the Company, the Manager, each of the Members, each other Person who acquires an interest in a Company Interest and each other Person bound by this Agreement and replacement thereof with the duties or standards expressly set forth herein, if any, are approved by the Company, the Manager, each of the Members, each other Person who acquires an interest in a Company Interest and each other Person bound by this Agreement.

(d) To the fullest extent permitted by applicable law, notwithstanding any duty (including any fiduciary duty) otherwise applicable at law or in equity, the doctrine of corporate opportunity, or any analogous doctrine, will not apply to any Member (including the Manager in its capacity as a Member and not in its capacity as Manager) or to any Related Person of such Member, and no Member (or any Related Person of such Member) that acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company or the Members will have any duty to communicate or offer such opportunity to the Company or the Members, or to develop any particular investment, and such Person will not be liable to the Company or the Members for breach of any fiduciary or other duty by reason of the fact that such Person pursues or acquires for, or directs such opportunity to, another Person or does not communicate such investment opportunity to the Members. To the fullest extent permitted by applicable law, notwithstanding any duty (including any fiduciary duty) otherwise applicable at law or in equity, neither the Company nor any Member has any rights or obligations by virtue of this Agreement or the relationships created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of any such ventures outside the Company, even if competitive with the activities of the Company or the Members, will not be deemed wrongful or improper.

Section 7.02 Lack of Authority. No Member, other than the Manager or a duly appointed Officer, in each case in its capacity as such, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure on behalf of the Company. The Members hereby consent to the exercise by the Manager of the powers conferred on it by Law and this Agreement.

Section 7.03 No Right of Partition. No Member, other than the Manager, shall, to the fullest extent permitted by law have the right to seek or obtain partition by court decree or operation of Law of any Company property, or the right to own or use particular or individual assets of the Company.

Section 7.04 Indemnification.

(a) Subject to Section 5.06, the Company hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under the Delaware Act, as the same now exists or may hereafter be amended, substituted or replaced (but, to the fullest extent permitted by law, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person is or was a Member or is or was serving as the Manager, Officer, employee or other agent of the Company or is or was serving at the request of the Company as a manager, officer, director, principal, member, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise; provided, however, that no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s or its Affiliates’ bad faith, willful misconduct or violation of Law in which the Indemnified Person or its Affiliate acted with knowledge that its conduct was unlawful, or for any present or future breaches of any representations, warranties, covenants or obligations by such Indemnified Person or its Affiliates contained herein or in the other agreements with the Company. Expenses, including attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.

(b) The right to indemnification and the advancement of expenses conferred in this Section 7.04 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, bylaw, action by the Manager or otherwise.

(c) The Company or the Manager shall maintain directors’ and officers’ liability insurance, or substantially equivalent insurance, at its expense, to protect any Indemnified Person (and the investment funds, if any, they represent) against any expense, liability or loss described in Section 7.04(a) whether or not the Company would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 7.04. The Company or the Manager shall use its reasonable best efforts to purchase and maintain property, casualty and liability insurance in types and at levels customary for companies of similar size engaged in similar lines of business, as determined in good faith by the Manager, and the Company or the Manager shall use its reasonable best efforts to purchase directors’ and officers’ liability insurance (including employment practices coverage) with a carrier and in an amount determined necessary or desirable as determined by the Manager.

(d) Notwithstanding anything contained herein to the contrary (including in this Section 7.04), the Company agrees that any indemnification and advancement of expenses available to any current or former Indemnified Person from any Person that is an Affiliate of the Company who served as a director of the Manager or as a Member of the Company by virtue of such Person’s service as a member, director, partner or employee of any such other Person prior to or following the Effective Time (any such Person, a “Sponsor Person”) shall be secondary to the indemnification and advancement of expenses to be provided by the Company pursuant to this Section 7.04 which shall be provided out of and to the extent of Company assets only and no Member (unless such Member otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company and the Company (i) shall be the primary indemnitor of first resort for such Sponsor Person pursuant to this Section 7.04 and (ii) shall be fully responsible for the advancement of all expenses and the payment of all damages or liabilities with respect to such Sponsor Person which are addressed by this Section 7.04.

(e) If this Section 7.04 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 7.04 to the fullest extent permitted by any applicable portion of this Section 7.04 that shall not have been invalidated and to the fullest extent permitted by applicable Law.

Section 7.05 Members Right to Act. For matters that require the approval of the Members, the Members shall act through meetings and written consents as described in paragraphs (a) and (b) below:

(a) Except as otherwise expressly provided by this Agreement, acts by the Members holding a majority of the outstanding Units, voting together as a single class, shall be the acts of the Members. Any Member entitled to vote at a meeting of Members or to express consent or dissent to Company action in writing without a meeting may authorize another person or persons to act for it by proxy. An electronic mail, telegram, telex, cablegram or similar transmission by the Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall (if stated thereon) be treated as a proxy executed in writing for purposes of this Section 7.05(a). No proxy shall be voted or acted upon after eleven months from the date thereof, unless the proxy provides for a longer period. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and that the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or, if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.

(b) The actions by the Members permitted hereunder may be taken at a meeting called by the Manager or by the Members holding a majority of the Units entitled to vote on such matter on at least five (5) Business Days’ prior written notice to the other Members entitled to vote, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Members entitled to vote or consent at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Members entitled to vote or consent as to whom the meeting was improperly held sign a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof or if such Members appear at the meeting and do not object to the validity of the meeting before the taking of any votes or consents. The actions by the Members entitled to vote or consent may be taken by vote of the Members entitled to vote or consent at a meeting or by written consent, so long as such consent is signed by Members having not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. Prompt notice of the action so taken, which shall state the purpose or purposes for which such consent was required and may be delivered via email, without a meeting shall be given to those Members entitled to vote or consent who have not consented in writing; provided, however, that the failure to give any such notice shall not affect the validity of the action taken by such written consent. Any action taken pursuant to such written consent of the Members shall have the same force and effect as if taken by the Members at a meeting thereof.

Section 7.06 Inspection Rights. The Company shall permit each Member and each of its designated representatives for any purpose reasonably related to such Members interest in the Company to (a) visit and inspect any of the properties of the Company and its Subsidiaries, all at reasonable times and upon reasonable notice, (b) examine the corporate and financial records of the Company or any of its Subsidiaries and make copies thereof or extracts therefrom, and (c) consult with the managers, officers, employees and independent accountants of the Company or any of its Subsidiaries concerning the affairs, finances and accounts of the Company or any of its Subsidiaries. The presentation of an executed copy of this Agreement by any Member to the Company’s independent accountants shall constitute the Company’s permission to its independent accountants to participate in discussions with such Persons and their respective designated representatives.

ARTICLE VIII.

BOOKS, RECORDS, ACCOUNTING AND REPORTS, AFFIRMATIVE COVENANTS

Section 8.01 Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 9.01 or pursuant to applicable Laws. All matters concerning (a) the determination of the relative amount of allocations and Distributions among the Members pursuant to Articles III and IV and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Manager in its sole discretion, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error.

Section 8.02 Fiscal Year. The Fiscal Year of the Company shall end on December 31 of each year or such other date as may be established by the Manager.

ARTICLE IX.

TAX MATTERS

Section 9.01 Preparation of Tax Returns. The Manager shall arrange for the preparation and timely filing of all tax returns required to be filed by the Company. No later than ninety (90) days following the end of the prior Taxable Year, the Company shall send to each Person who was a Member at any time during such Taxable Year, a statement showing such Member’s final state tax apportionment information and allocations to the Members of taxable income, gains, losses, deductions and credits for such Taxable Year or other Fiscal Period and a completed IRS Schedule K-1, and the Company shall send each Person who was a Member at any time during such Taxable Year an estimate of the same no later than forty-five (45) days following the end of the prior Taxable Year. Each Member shall notify the other Members upon receipt of any notice of tax examination of the Company by federal, state or local authorities. Subject to the terms and conditions of this Agreement, in its capacity as Partnership Representative, the Corporation shall have the authority to prepare the tax returns of the Company using such permissible methods and elections as it determines in its reasonable discretion, including without limitation the use of any permissible method under Code Section 706 for purposes of determining the varying Company Interests of its Members.

Section 9.02 Tax Elections. The Taxable Year shall be the Fiscal Year set forth in Section 8.02. The Company and any eligible Subsidiary shall make or maintain an election pursuant to Code Section 754 and shall not revoke such election. Each Member will, upon request, supply any information reasonably necessary to give proper effect to any such elections.

Section 9.03 Tax Controversies.

The Corporation shall be designated and may, on behalf of the Company, at any time, and without further notice to or consent from any Member, act as the “partnership representative” of the Company, within the meaning given to such term in Section 6223 of the Code (or any similar capacity under state or local law) (the Corporation, in such capacity, the “Partnership Representative”), for purposes of the Code. The Partnership Representative shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Partnership Representative, and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith. Each Member agrees to cooperate with the Partnership Representative and to do or refrain from doing any or all things reasonably requested by the Partnership Representative with respect to the conduct of such proceedings; provided, that no Member will be required to file an amended tax return or information statement for a prior taxable period pursuant to Section 6225(c)(2) of the Code (or any similar provision of state or local law) without the consent of such Member. The Partnership Representative shall keep all Members reasonably informed of the progress of any examinations, audits or other proceedings, and all Members shall have the right to observe and participate (at their sole expense) in any tax proceedings. Nothing herein shall diminish, limit or restrict the rights of any Member under the Revised Partnership Audit Provisions.

ARTICLE X.

RESTRICTIONS ON TRANSFER OF UNITS; PREEMPTIVE RIGHTS

Section 10.01 Transfers by Members. No holder of Units may Transfer any interest in any Units, except Transfers (a) pursuant to and in accordance with Section 10.02 or (b) approved in writing by the Manager. Notwithstanding the foregoing, “Transfer” shall not include an event that terminates the existence of a Member for income tax purposes (including, without limitation, a change in entity classification of a Member under Treasury Regulations Section 301.7701-3), but that does not terminate the existence of such Member under applicable state law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Company Interests of such trust that is a Member). If, notwithstanding the provisions of this Section 10.01, all or any portion of a Member’s Units are Transferred in violation of this Section 10.01, involuntarily, by operation of law or otherwise, then without limiting any other rights and remedies available to the other parties under this Agreement or otherwise, the transferee of such Units (or portion thereof) shall not be admitted to the Company as a Member or be entitled to any rights as a Member hereunder, and the transferor will continue to be bound by all obligations hereunder, unless and until the Manager consents in writing to such admission, which consent shall be granted or withheld in the Manager’s sole discretion.

Section 10.02 Permitted Transfers. The restrictions contained in Section 10.01 shall not apply to any Transfer of Units (each, a “Permitted Transfer”) (a) by a Member to an Affiliate of such Member, (b) by the Existing Owners to any partner, shareholder or member of such Existing Owner, (c) by a Member to any other Member pursuant to the Rock Ridge Transaction Agreement or the Source Transaction Agreement, (d) by the Existing Owners to current and former employees of such Existing Owners and their Affiliates (and their trusts), (e) upon an individual Member’s death, to an executor, administrator or beneficiary of the estate of the deceased Member or (f) pursuant to a Redemption or Call Right in accordance with Article XI hereof; provided, however, that (i) the restrictions contained in this Agreement will continue to apply to Units after any Permitted Transfer of such Units and (ii) in the case of the foregoing clauses (a) and (b), the transferees of the Units so Transferred shall agree in writing to be bound by the provisions of this Agreement, and the transferor will deliver a written notice to the Company and the Members, which notice will disclose in reasonable detail the identity of the proposed transferee. In the case of a Permitted Transfer (other than a Redemption or Call Right) by an Existing Owner of Common Units to a transferee in accordance with this Section 10.02, such Member (or any subsequent transferee of such Member) shall be required to also transfer or issue, as applicable, a number of shares of Class B Common Stock corresponding to the number of such Member’s (or subsequent transferee’s) Common Units that were Transferred in the transaction to such transferee; and, in the case of a Redemption or Call Right, a number of shares of Class B Common Stock corresponding to the number of such Member’s Common Units that were transferred in such Redemption or Call Right shall be cancelled or retired, as applicable. All Permitted Transfers are subject to the additional limitations set forth in Section 10.07(b).

Section 10.03 Restricted Units Legend. The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available. To the extent such Units have been certificated (or issued in book-entry form), each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units (if such securities remain Units as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend (and such book-entry Units shall contain a legend) in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [•], 2021, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF DESERT PEAK LLC, AS MAY BE AMENDED AND MODIFIED FROM TIME TO TIME, AND DESERT PEAK LLC RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY DESERT PEAK LLC TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

The Company shall imprint such legend on certificates (if any) evidencing Units or instruct the transfer agent to include the legend in a book-entry notation.

Section 10.04 Transfer. Prior to Transferring any Units (other than (a) in connection with a Redemption or Call Right in accordance with Article XI or (b) pursuant to a Change of Control), the Transferring holder of Units shall cause the prospective transferee to be bound by this Agreement and any other agreements executed by the holders of Units and relating to such Units in the aggregate (collectively, the “Other Agreements”), and shall cause the prospective transferee to execute and deliver to the Company and the other holders of Units a Joinder (or other counterpart to this Agreement acceptable to the Manager) and counterparts of any applicable Other Agreements. Any Transfer or attempted Transfer of any Units in violation of any provision of this Agreement (including any prohibited indirect Transfers) (i) shall be void, and (ii) the Company shall not record such Transfer on its books or treat any purported transferee of such Units as the owner of such securities for any purpose.

Section 10.05 Assignee’s Rights.

(a) The Transfer of a Company Interest in accordance with this Agreement shall be effective as of the date of its assignment (assuming compliance with all of the conditions to such Transfer set forth herein), and such Transfer shall be shown on the books and records of the Company. Profits, Losses and other Company items shall be allocated between the transferor and the Assignee according to Code Section 706, using any permissible method as determined in the reasonable discretion of the Manager. Distributions made before the effective date of such Transfer shall be paid to the transferor, and Distributions made after such date shall be paid to the Assignee.

(b) Unless and until an Assignee becomes a Member pursuant to Article XII, the Assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable Law, other than the rights granted specifically to Assignees pursuant to this Agreement; provided, however, that, without relieving the transferring Member from any such limitations or obligations as more fully described in Section 10.06, such Assignee shall be bound by any limitations and obligations of a Member contained herein that a Member would be bound on account of the Assignee’s Company Interest (including the obligation to make Capital Contributions on account of such Company Interest).

Section 10.06 Assignor’s Rights and Obligations. Any Member who shall Transfer any Company Interest in a manner in accordance with this Agreement shall cease to be a Member with respect to such Units or other interest and shall no longer have any rights or privileges, or, except as set forth in this Section 10.06, duties, liabilities or obligations, of a Member with respect to such Units or other interest (it being understood, however, that the applicable provisions of Section 6.07, Section 7.01 and Section 7.04 shall continue to inure to such Person’s benefit and such Person shall continue to be obligated to indemnify the Company for any obligations under Section 5.06), except that unless and until the Assignee (if not already a Member) is admitted as a Substituted Member in accordance with the provisions of Article XII (the “Admission Date”), (a) such assigning Member shall retain all of the duties, liabilities and obligations of a Member with respect to such Units or other interest, and (b) the Manager may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Member with respect to such Units or other interest for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Member who Transfers any Units or other interest in the Company from any liability of such Member to the Company with respect to such Company Interest that may exist on the Admission Date or that is otherwise specified in the Delaware Act or for any liability to the Company or any other Person for any materially false statement made by such Member (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in the other agreements with the Company.

Section 10.07 Overriding Provisions.

(a) Any Transfer in violation of this Article X, to the fullest extent permitted by law, shall be null and void ab initio, and the provisions of Sections 10.05 and 10.06 shall not apply to any such Transfers. For the avoidance of doubt, any Person to whom a Transfer is made or attempted in violation of this Article X shall not become a Member, shall not be entitled to vote on any matters coming before the Members, and shall not have any other rights in or with respect to any rights of a Member of the Company. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance. The Manager shall promptly amend the Schedule of Members to reflect any Transfer pursuant to this Article X.

(b) Notwithstanding anything contained herein to the contrary (including, for the avoidance of doubt, the provisions of Section 10.01, Section 10.02 and Article XI and Article XII), in no event shall any Member Transfer any Units to the extent such Transfer would:

(i) result in the violation of the Securities Act, or any other applicable U.S. federal or state or non-U.S. Laws;

(ii) subject the Company to registration as an investment company under the Investment Company Act;

(iii) in the reasonable determination of the Manager, be a violation of or a default (or an event that, with notice or the lapse of time or both, would constitute a default) under, or result in an acceleration of any Indebtedness under, any promissory note, mortgage, loan agreement, indenture or similar instrument or agreement to which the Company or the Manager is a party; provided, that the payee or creditor to whom the Company or the Manager owes such obligation is not an Affiliate of the Company or the Manager;

(iv) cause the Company to lose its status as a partnership for U.S. federal income tax purposes or, without limiting the generality of the foregoing, cause the Company to be treated as a “publicly traded partnership” taxed as a corporation pursuant to Section 7704 of the Code and any applicable Treasury Regulations issued thereunder, or any successor provision of the Code; or

(v) be a Transfer to a Person who is not legally competent or who has not achieved his or her majority under applicable Law (excluding trusts for the benefit of minors).

ARTICLE XI.

REDEMPTION AND EXCHANGE RIGHTS

Section 11.01 Redemption of Units.

(a) Each Member other than the Corporation Holdings Group shall be entitled from time to time to cause the Company to redeem all or a portion of such Member’s Units (such Member a “Redeeming Member”), together with an equal number of shares of Class B Common Stock, in exchange for shares of Class A Common Stock or, at the Company’s election under certain circumstances, cash in accordance with Section 11.01(d) (referred to herein as the “Redemption Right”), upon the terms and subject to the conditions set forth in this Section 11.01(a) and subject to the Corporation’s (or such designated member(s) of the Corporation Holdings Group’s) Call Right as set forth in Section 11.01(m).

(b) In order to exercise its Redemption Right, each Redeeming Member shall provide written notice in a reasonable form as the Company may provide from time to time (the “Redemption Notice”) to the Company and the Corporation, on or before any Redemption Notice Date, stating that the Redeeming Member elects to have redeemed on the next Redemption Date a stated number of Units, together with an equal number shares of Class B Common Stock. Upon delivery of any Redemption Notice by any Member on or before any Redemption Notice Date, such Member may not revoke or rescind such Redemption Notice after such Redemption Notice Date. Any Redemption Notice delivered for a Redemption on a Regular Redemption Date may not be contingent. Any Redemption Notice delivered for a Redemption on a Special Redemption Date may be made contingent on the consummation of the Registered Offering or other transaction described in the notice of the Manager specifying such Special Redemption Date. Any notice by any Member pursuant to the Registration Rights Agreement to demand or participate in any Registered Offering shall be deemed to constitute a Redemption Notice for the related Special Redemption Date.

(c) On any Redemption Date for which any Member delivered a Redemption Notice with respect to Units, unless the Company elects to pay cash in accordance with Section 11.01(d) or the Corporation (or such designated member(s) of the Corporation Holdings Group) exercises its Call Right pursuant to Section 11.01(m), on such Redemption Date such number of Units, together with an equal number of shares of Class B Common Stock, shall be redeemed for an equal number of shares of Class A Common Stock.

(d) The Company shall be entitled to elect to settle any Redemption by delivering to the Redeeming Member, in lieu of the applicable number of shares of Class A Common Stock that would be received in such Redemption, an amount of cash equal to the Cash Election Amount for such shares.

(e) Subject to Section 11.01(f), each Member’s Redemption Right shall be subject to the following limitations and qualifications:

(i) the first Redemption shall only be permitted on the first Redemption Date after the Lock-Up Period;

(ii) thereafter, except as provided herein, Redemptions shall only be permitted on each Redemption Date;

(iii) a Redeeming Member shall only be permitted to redeem less than all of its Units if (A) after such Redemption it would continue to hold at least [•] Units and (B) it redeems not less than [•] Units in such Redemption; and

(iv) (iv) any Redemption of Units issued after the date hereof (other than in connection with any recapitalization), including such Units issued to Members as of the date hereof, may be limited in accordance with the terms of any agreements or instruments entered into in connection with such issuance, as deemed necessary or desirable in the discretion of the Manager.

(f) The Manager may impose additional limitations and restrictions on Redemptions (including limiting Redemptions or creating priority procedures for Redemptions), to the extent it determines, in good faith, such limitations and restrictions to be necessary or appropriate to avoid undue risk that the Company may be classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code. Furthermore, the Manager may require any Member or group of Members to redeem all of their Units to the extent it determines, that such Redemption is necessary or appropriate to avoid undue risk that the Company may be classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code. Upon delivery of any notice by the Manager to such Member or group of Members requiring such Redemption, such Member or group of Members shall exchange, subject to exercise by the Corporation (or such designated member(s) of the Corporation Holdings Group) of the Call Right pursuant to Section 11.01(m), all of their Units effective as of the date specified in such notice (and such date shall be deemed to be a Redemption Date for purposes of this Agreement) in accordance with this Section 11.01(f) and otherwise in accordance with the requirements set forth in such notice.

(g) For U.S. federal income (and applicable state and local) tax purposes, each of the Redeeming Member, the Company and the Corporation (and any other member of the Corporation Holdings Group), as the case may be, agree to treat each Redemption and, in the event the Corporation (or another member of the Corporation Holdings Group) exercises its Call Right, each transaction between the redeeming or selling Member and the Corporation (or such other member of the Corporation Holdings Group), as a sale of such Member’s Units (together, if applicable, with the same number of shares of Class B Common Stock) to the Corporation (or such other member of the Corporation Holdings Group) in exchange for shares of Class A Common Stock or cash, as applicable.

(h) Each Redemption shall be deemed to have been effected on the applicable Redemption Date. Any Member redeeming Units in accordance with this Agreement may request that the shares of Class A Common Stock to be issued upon such Redemption be issued in a name other than such Member. Any Person or Persons in whose name or names any shares of Class A Common Stock are issuable on any Redemption Date shall be deemed to have become, on such Redemption Date, the holder or holders of record of such shares.

(i) Unless a member of the Corporation Holdings Group has elected its Call Right pursuant to Section 11.01(m) with respect to any Redemption, on the relevant Redemption Date and immediately prior to such Redemption, (i) the Corporation (or such other member(s) of the Corporation Holdings Group) shall contribute to the Company the consideration the Redeeming Member is entitled to receive under Section 11.01(c) (including in the event the Company exercises its right to deliver the Cash Election Amount pursuant to Section 11.01(d)) and the Company shall issue to the Corporation (or such other member(s) of the Corporation Holdings Group) a number of Units or, pursuant to Section 3.04(a), other Equity Securities of the Company as consideration for such contribution, (ii) the Company shall (A) cancel the redeemed Units and (B) transfer to the Redeeming Member the consideration the Redeeming Member is entitled to receive under Section 11.01(c) (including in the event the Company exercises its right to deliver the Cash Election Amount pursuant to Section 11.01(d)), and (iii) the Corporation shall cancel the surrendered shares of Class B Common Stock, if applicable. Notwithstanding any other provisions of this Agreement to the contrary, in the event that the Company makes a Cash Election that is funded with proceeds from a Public Offering of the Corporation’s Equity Securities, the Corporation Holdings Group shall only be obligated to contribute to the Company an amount in cash equal to the net proceeds (after deduction of any underwriters’ discounts or commissions and brokers’ fees or commissions (including, for the avoidance of doubt, any deferred discounts or commissions and brokers’ fees or commissions payable in connection with or as a result of such Public Offering)) (such difference, the “Discount”) from the sale by the Corporation of a number of shares of Class A Common Stock equal to the number of Units and, if applicable, shares of Class B Common Stock to be redeemed with such cash or from the sale of other Equity Securities of the Corporation used to fund the Cash Election Amount; provided, that the Corporation’s Capital Account (or the Capital Account(s) of the other member(s) of the Corporation Holdings Group, as applicable) shall be increased by the amount of such Discount in accordance with Section 6.06; provided further, that the contribution of such net proceeds shall in no event affect the Redeeming Member’s right to receive the Cash Election Amount.

(j) If (i) there is any reclassification, reorganization, recapitalization or other similar transaction pursuant to which the shares of Class A Common Stock are converted or changed into another security, securities or other property (other than as a result of a subdivision or combination or any transaction subject to Section 3.04(b) or Section 3.04(c)), or (ii) except in connection with actions taken with respect to the capitalization of the Corporation or the Company pursuant to Section 3.04(d), the Corporation, by dividend or otherwise, distributes to all holders of the shares of Class A Common Stock evidences of its Indebtedness or assets, including securities (including shares of Class A Common Stock and any rights, options or warrants to all holders of the shares of Class A Common Stock to subscribe for or to purchase or to otherwise acquire shares of Class A Common Stock, or other securities or rights convertible into, redeemable for or exercisable for shares of Class A Common Stock) but excluding (A) any cash dividend or distribution or (B) any such distribution of Indebtedness or assets, in either case (A) or (B) received by the Corporation, directly or indirectly, from the Company in respect of the Units, then upon any subsequent Redemption, in addition to the shares of Class A Common Stock or the Cash Election Amount, as applicable, each Redeeming Member shall be entitled to receive the amount of such security, securities or other property that such Member would have received if such Redemption had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization, other similar transaction, dividend or other distribution, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the shares of Class A Common Stock are converted or changed into another security, securities or other property, or any dividend or distribution (other than an excluded dividend or distribution, as described above in clause (A) or (B)), this Section 11.01(j) shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

(k) The Corporation shall at all times keep available, solely for the purpose of issuance upon a Redemption, out of its authorized but unissued shares of Class A Common Stock, such number of shares of Class A Common Stock that shall be issuable upon the Redemption of all outstanding Units (other than those Units held by any member of the Corporation Holdings Group); provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations with respect to a Redemption by delivery of cash pursuant to a Cash Election or shares of Class A Common Stock that are held in the treasury of the Corporation. The Corporation covenants that all shares of Class A Common Stock that shall be issued upon a Redemption shall, upon issuance thereof, be validly issued, fully paid and non-assessable. In addition, for so long as the shares of Class A Common Stock are listed on a National Securities Exchange, the Corporation shall use its reasonable best efforts to cause all shares of Class A Common Stock issued upon a Redemption to be listed on such National Securities Exchange at the time of such issuance.

(l) The issuance of shares of Class A Common Stock upon a Redemption shall be made without charge to the Redeeming Member for any stamp or other similar tax in respect of such issuance, except that if any such shares of Class A Common Stock are to be issued in a name other than that of the Redeeming Member, then the Person or Persons in whose names such shares are to be issued shall pay to the Corporation the amount of any tax payable in respect of any Transfer involved in such issuance or establish to the satisfaction of the Corporation that such tax has been paid or is not payable. Each of the Company and the Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable upon a Redemption (and the Redeeming Member agrees to indemnify the Company and the Corporation with respect to) such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of applicable Law, and to the extent deduction and withholding is required, such deduction and withholding may be taken in shares of Class A Common Stock. Prior to making such deduction or withholding, the Company shall give written notice to the Redeeming Member and reasonably cooperate with such Redeeming Member to reduce or avoid any such withholding. To the extent such amounts are so deducted or withheld and paid over to the relevant governmental authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Redeeming Member, and, if withholding is taken in shares of Class A Common Stock, the relevant withholding party shall be treated as having sold such shares of Class A Common Stock on behalf of such Redeeming Member for an amount of cash equal to the Fair Market Value thereof at the time of such deemed sale and paid such cash proceeds to the appropriate Governmental Entity.

(m) Notwithstanding anything to the contrary in this Section 11.01(m), a Redeeming Member shall be deemed to have offered to sell its Units as described in any Redemption Notice to each member of the Corporation Holdings Group, and the Corporation (or such other member(s) of the Corporation Holdings Group designated by the Corporation) may, in its sole discretion, in accordance with this Section 11.01(m), elect to purchase directly and acquire such Units on the

Redemption Date by paying to the Redeeming Member that number of shares of Class A Common Stock the Redeeming Member would otherwise receive pursuant to Section 11.01(c) or, if the Corporation (or such designated member(s) of the Corporation Holdings Group) makes a Cash Election, the Cash Election Amount for such shares of Class A Common Stock (the “Call Right”), whereupon the Corporation (or such designated member(s) of the Corporation Holdings Group) shall acquire the Units offered for redemption by the Redeeming Member and shall be treated thereafter for all purposes of this Agreement as the owner of such Units.

(n) In the event that (i) the Members (other than any member of the Corporation Holdings Group) beneficially own, in the aggregate, less than 10% of the then-outstanding Units and (ii) the shares of Class A Common Stock are listed or admitted to trading on a National Securities Exchange, the Manager shall have the right, in its sole discretion, to require any Member (other than any member of the Corporation Holdings Group), collectively with its Affiliates, that beneficially owns less than 5% of the then-outstanding Units to effect a Redemption of all of such Member’s Units (together with the surrender and delivery of the same number of shares of Class B Common Stock); provided, that a Cash Election shall not be permitted pursuant to such a Redemption under this Section 11.01(n). The Manager shall deliver written notice to the Company and any such Member of its intention to exercise its Redemption Right pursuant to this Section 11.01(n) (a “Minority Member Redemption Notice”) at least five (5) Business Days prior to the proposed date upon which such Redemption is to be effected (such proposed date, the “Minority Member Redemption Date”), indicating in such notice the number of Units (and corresponding shares of Class B Common Stock) held by such Member that the Manager intends to require to be subject to such Redemption. Any Redemption pursuant to this Section 11.01(n) shall be effective on the Minority Member Redemption Date. From and after the Minority Member Redemption Date, (x) the Units and shares of Class B Common Stock subject to such Redemption shall be deemed to be Transferred to the Corporation on the Minority Member Redemption Date and (y) such Member shall cease to have any rights with respect to the Units and shares of Class B Common Stock subject to such Redemption (other than the right to receive shares of Class A Common Stock pursuant to such Redemption). Following delivery of a Minority Member Redemption Notice and on or prior to the Minority Member Redemption Date, the Members shall take all actions reasonably requested by the Manager to effect such Redemption, including taking any action and delivering any document required pursuant to the remainder of this Section 11.01(n) to effect a Redemption.

(o) No Redemption shall impair the right of the Redeeming Member to receive any distributions payable on the Units redeemed pursuant to such Redemption in respect of a record date that occurs prior to the Redemption Date for such Redemption. No Redeeming Member, or a Person designated by a Redeeming Member to receive shares of Class A Common Stock, shall be entitled to receive, with respect to such record date, distributions or dividends both on Units redeemed by the Company from such Redeeming Member and on shares of Class A Common Stock received by such Redeeming Member, or other Person so designated, if applicable, in such Redemption.

(p) In connection with a Corporation Approved Change of Control, the Corporation shall have the right, in its sole discretion, to require each Member (other than any member of the Corporation Holdings Group) to effect a Redemption of all of such Member’s Units and the corresponding number of shares of Class B Common Stock. Any Redemption pursuant to this Section 11.01(p) shall be effective immediately prior to and conditioned upon the consummation of the Corporation Approved Change of Control (the “Change of Control Exchange Date”). From and after the Change of Control Exchange Date, (i) the Units and the shares of Class B Common Stock subject to such Redemption shall be deemed to be Transferred to the Corporation on the Change of Control Exchange Date and (ii) such Member shall cease to have any rights with respect to the Units and shares of Class B Common Stock subject to such Redemption (other than the right to receive shares of Class A Common Stock pursuant to such Redemption). The Corporation shall provide written notice of an expected Corporation Approved Change of Control to all Members within the earlier of (x) five (5) Business Days following the execution of the agreement with respect to such Corporation Approved Change of Control and (y) ten (10) Business Days before the proposed date upon which the contemplated Corporation Approved Change of Control is to be effected, indicating in such notice such information as may reasonably describe the Corporation Approved Change of Control transaction, subject to applicable Law, including the date of execution of such agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for shares of Class A Common Stock in the Corporation Approved Change of Control, any election with respect to types of consideration that a holder of shares of Class A Common Stock, as applicable, shall be entitled to make in connection with such Corporation Approved Change of Control, and the number of Units and the corresponding shares of Class B Common Stock held by such Member that the Corporation intends to require to be subject to such Redemption. Following delivery of such notice and on or prior to the Change of Control Exchange Date, the Members shall take all actions reasonably requested by the Corporation to effect such Redemption, including taking any action and delivering any document required pursuant to the remainder of this Section 11.01(p) to effect a Redemption. Nothing contained in this Section 11.01(p) shall limit the right of any Member to vote for or participate in any proposed Change of Control of the Corporation with respect to such Member’s Units and shares of Class B Common Stock or exchange all Units of such Member for shares of Class A Common Stock in connection with such Change of Control, even if such Change of Control was not approved by the board of directors of the Corporation.

ARTICLE XII.

ADMISSION OF MEMBERS

Section 12.01 Substituted Members. Subject to the provisions of Article X, in connection with the Transfer of a Company Interest hereunder, the transferee shall become a substituted Member (“Substituted Member”) on the effective date of such Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer, and such admission shall be shown on the books and records of the Company.

Section 12.02 Additional Members. Subject to the provisions of Article III and Article X, any Person that is an Existing Owner or the Corporation may be admitted to the Company as an additional Member (any such Person, an “Additional Member”) with the written consent of the Manager only upon furnishing to the Manager (a) a Joinder (or other counterpart to this Agreement acceptable to the Manager) and counterparts of any applicable Other Agreements and (b) such other documents or instruments as may be reasonably necessary or appropriate to effect such Person’s admission as a Member (including entering into such documents as the Manager may deem appropriate in its reasonable discretion). Such admission shall become effective on the date on which the Manager determines in its reasonable discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Company.

ARTICLE XIII.

RESIGNATION; TERMINATION OF RIGHTS

Section 13.01 Resignation of Members. Exception for Transfers, Redemptions and Call Rights permitted by the terms of this Agreement, any Member shall have the power or right to resign as a Member from the Company prior to the dissolution and winding up of the Company pursuant to Article XIV. Any Member, however, that attempts to resign as a Member from the Company without the prior written consent of the Manager upon or following the dissolution and winding up of the Company pursuant to Article XIV, but prior to such Member receiving the full amount of Distributions from the Company to which such Member is entitled pursuant to Article XIV, shall be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the resignation of such Member. Notwithstanding the immediately preceding sentence to the contrary, upon a Transfer of all of a Member’s Units in a Transfer, Redemption or Call Right permitted by this Agreement, subject to the provisions of Section 10.06, as applicable, such Member shall cease to be a Member.

ARTICLE XIV.

DISSOLUTION AND LIQUIDATION

Section 14.01 Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members or the attempted resignation of a Member. The Company shall dissolve, and its affairs shall be wound up, upon:

(a) the unanimous decision of the Manager together with all the Members to dissolve the Company;

(b) a dissolution of the Company under Section 18-801(a)(4) of the Delaware Act; or

(c) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act.

Except as otherwise set forth in this Article XIV, the Company is intended to have perpetual existence. An Event of Withdrawal shall not, in and of itself, cause a dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement.

Section 14.02 Liquidation and Termination. Upon dissolution of the Company, the Manager shall act as liquidator or may appoint one or more Persons as liquidator. The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidators shall continue to operate the Company properties in furtherance of winding up the affairs of the Company with all of the power and authority of the Manager. The steps to be accomplished by the liquidators are as follows:

(a) as promptly as possible after dissolution and again after final liquidation, the liquidators shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b) the liquidators shall pay, satisfy or discharge from Company funds, or otherwise make reasonable provision for payment and discharge thereof (including the establishment of a cash fund for contingent, conditional or unmatured liabilities in such amount and for such term as the liquidators may reasonably determine): all of the debts, liabilities and obligations of the Company (including expenses incurred in liquidation); and

(c) following the payment and satisfaction of liabilities under Section 14.02(b), all remaining assets of the Company shall be distributed to the Members in accordance with Article IV by the end of the Taxable Year during which the liquidation of the Company occurs (or, if later, by ninety (90) days after the date of the liquidation). The distribution of cash and/or property to the Members in accordance with the provisions of this Section 14.02 and Section 14.03 constitutes a complete return to the Members of their Capital Contributions, a complete distribution to the Members of their interest in the Company and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of the Delaware Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

Section 14.03 Deferment; Distribution in Kind. Notwithstanding the provisions of Section 14.02, but subject to the order of priorities set forth therein, if upon dissolution of the Company the liquidators determine that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Members, the liquidators may, in their sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy Company liabilities (other than loans to the Company by Members) and reserves. Subject to the order of priorities set forth in Section 14.02, the liquidators may, in their sole discretion, distribute to the Members, in lieu of cash, either (a) all or any portion of such remaining Company assets in-kind in accordance with the provisions of Section 14.02(c), (b) as tenants in common and in accordance with the provisions of Section 14.02(c), undivided interests in all or any portion of such Company assets or (c) a combination of the foregoing. Any such Distributions in kind shall be subject to (x) such conditions relating to the disposition and management of such assets as the liquidators deem reasonable and equitable and (y) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time. Any Company assets distributed in kind will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Article V. The liquidators shall determine the Fair Market Value of any property distributed in accordance with the valuation procedures set forth in Article XV.

Section 14.04 Cancellation of Certificate. Upon completion of the distribution of all of the Company assets as provided herein, the Company shall be terminated (and the Company shall not be terminated prior to such time) upon the Manager (or such other Person or Persons as the Delaware Act may require or permit) filing a certificate of cancellation of the Certificate with the Secretary of State of the State of Delaware. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 14.04.

Section 14.05 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Sections 14.02 and 14.03 in order to minimize any losses otherwise attendant upon such winding up.

Section 14.06 Return of Capital. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets).

ARTICLE XV.

VALUATION

Section 15.01 Determination. “Fair Market Value” of a specific Company asset will mean the amount which the Company would receive in an all-cash sale of such asset in an arm’s-length transaction with a willing unaffiliated third party, with neither party having any compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale), as such amount is determined by the Manager (or, if pursuant to Section 14.02, the liquidators) in its good faith judgment using all factors, information and data it deems to be pertinent.

Section 15.02 Dispute Resolution. If any Member or Members dispute the accuracy of any determination of Fair Market Value in accordance with Section 15.01, and the Manager and such Member(s) are unable to agree on the determination of the Fair Market Value of any asset of the Company, the Manager and such Member(s) shall each select a nationally recognized investment banking firm experienced in valuing securities of closely-held companies such as the Company in the Company’s industry (the “Appraisers”), who shall each determine the Fair Market Value of the asset or the Company (as applicable) in accordance with the provisions of Section 15.01. The Appraisers shall be instructed to give written notice of their determination of the Fair Market Value of the asset or the Company (as applicable) within thirty (30) days of their appointment as Appraisers. If Fair Market Value as determined by an Appraiser is higher than Fair Market Value as determined by the other Appraiser by 10% or more, and the Manager and such Member(s) do not otherwise agree on a Fair Market Value, the original Appraisers shall designate a third Appraiser meeting the same criteria used to select the original two. If Fair Market Value as determined by an Appraiser is within 10% of the Fair Market Value as determined by the other Appraiser (but not identical), and the Manager and such Member(s) do not otherwise agree on a Fair Market Value, the Manager shall select the Fair Market Value of one of the Appraisers. The fees and expenses of the Appraisers shall be borne by the Company.

ARTICLE XVI.

GENERAL PROVISIONS

Section 16.01 Power of Attorney.

(a) Each Member who is an individual hereby constitutes and appoints the Manager (or the liquidator, if applicable) with full power of substitution, as his or her true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the Manager deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all instruments which the Manager deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the Manager deems appropriate or necessary to reflect the dissolution, winding up, liquidation and termination of the Company pursuant to the terms of this Agreement, including a certificate of cancellation of the Certificate; and (D) all instruments relating to the admission, resignation or substitution of any Member pursuant to Article XII or XIII; and

(ii) sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable discretion of the Manager, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this Agreement, in the reasonable discretion of the Manager, to effectuate the terms of this Agreement.

(b) The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member and the Transfer of all or any portion of his, her or its Company Interest and shall extend to such Member’s heirs, successors, assigns and personal representatives.

Section 16.02 Confidentiality. The Manager and each of the Members agree to hold the Company’s Confidential Information in confidence and may not use such information except in furtherance of the business of the Company or, as otherwise authorized separately in writing by the Manager. “Confidential Information” as used herein includes, but is not limited to, ideas, financial product structuring, business strategies, innovations and materials, all aspects of the Company’s business plan, proposed operation and products, corporate structure, financial and organizational information, analyses, proposed partners, software code and system and product designs, employees and their identities, equity ownership, the methods and means by which the Company plans to conduct its business, all trade secrets, trademarks, tradenames and all intellectual property associated with the Company’s business, in each case obtained by a Member from the Company or any of its Affiliates or representatives. With respect to the Manager and each Member, Confidential Information does not include information or material that: (a) is rightfully in the possession of the Manager or such Member, as applicable, at the time of disclosure by the Company; (b) before or after it has been disclosed to the Manager or each Member by the Company, becomes part of public knowledge other than as the result of any action or inaction of the Manager or such Member, respectively, in violation of this Agreement; (c) is approved for release by written authorization of the Chief Executive Officer of the Company or of the Corporation; (d) is disclosed to the Manager or such Member, as applicable, or their representatives by a third party not, to the knowledge of the Manager or such Member, respectively, in violation of any obligation of confidentiality owed to the Company with respect to such information; or (e) is or becomes independently developed by the Manager or such Member or their respective representatives without use or reference to the Confidential Information.

Section 16.03 Amendments. This Agreement may be amended or modified solely by the Manager, subject to the prior written consent of the Majority Members. Notwithstanding the foregoing, no amendment or modification (a) to this Section 16.03 may be made without the prior written consent of the Manager and each Member who at such time holds (together with its Affiliates) at least five percent (5%) of the then-outstanding Common Units, (b) that modifies the limited liability of any Member, increases the liabilities or obligations of any Member or adversely alters or changes any rights, preferences or privileges of any Member, in each case, may be made without the consent of each such affected Member, (c) that materially alters or changes any rights, preferences or privileges of any Company Interests in a manner that is different or prejudicial relative to any other Company Interests, may be made without the approval of a majority in interest of the Members holding the Company Interests affected in such a different or prejudicial manner, (d) that materially alters or changes any rights, preferences or privileges of a holder of any class of Company Interests in a manner that is different or prejudicial relative to any other holder of the same class of Company Interests, may be made without the approval of the holder of Company Interests affected in such a different or prejudicial manner, and (e) to any of the terms and conditions of this Agreement which terms and conditions expressly require the approval or action of certain Persons may be made without obtaining the consent of the requisite number or specified percentage of such Persons who are entitled to approve or take action on such matter; provided, that the Manager, acting alone, may amend this Agreement to (i) create one or more classes or series of Common Units or preferred Units in accordance with the last sentence in Section 3.02 and (ii) reflect the issuance of additional Units or Equity Securities in accordance with Section 3.04. Notwithstanding anything to the contrary herein, the Manager may amend this Agreement as necessary to avoid the Company being classified as a “publicly traded partnership” taxed as a corporation within the meaning of Section 7704(a) of the Code.

Section 16.04 Title to Company Assets. Company assets shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. The Company shall hold title to all of its property in the name of the Company and not in the name of any Member. All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for, or in payment of, any individual obligation of any Member.

Section 16.05 Addresses and Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Section 16.05 prior to 5:00 p.m. in the time zone of the receiving party on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Agreement later than 5:00 p.m. in the time zone of the receiving party on any date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the Party to whom such notice is required to be given. Such notices and communications shall be sent to the Company at the address set forth below and to any other recipient and to any Member at such address as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices to the Company shall be delivered to:

Desert Peak LLC

1144 15th Street, Suite 2650

Denver, CO 80202

Attn: General Counsel

E-mail: brett.riesenfeld@desertpeak.com

with a copy (which copy shall not constitute notice) to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attn: Douglas E. McWilliams

         Scott Rubinsky

E-mail: dmcwilliams@velaw.com

             srubinsky@velaw.com

Section 16.06 Binding Effect; Intended Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 16.07 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company Profits, Losses, Distributions, capital or property other than as a secured creditor.

Section 16.08 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 16.09 Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

Section 16.10 Applicable Law; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE). With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement, each of the parties hereto hereby irrevocably (a) submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware and the appellate courts therefrom (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; and (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to their respective addresses referred to in Section 16.05 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.

Section 16.11 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 16.12 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 16.13 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

Section 16.14 Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic transmission by a facsimile machine or via email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

Section 16.15 Effectiveness. This Agreement shall be effective immediately upon the effectiveness of a Form 8-A filed by the Corporation with respect to the IPO (the “Effective Time”). For the avoidance of doubt, the Original LLC Agreement shall govern the rights and obligations of the Company and KMF in its capacity as a Member prior to the Effective Time.

Section 16.16 Entire Agreement. This Agreement, together with all Exhibits and Schedules hereto and all those documents expressly referred to herein (including the Director Designation Agreement, the Registration Rights Agreement and the Master Reorganization Agreement) embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. For the avoidance of doubt, the Original LLC Agreement is superseded by this Agreement as of the Effective Time and shall be of no further force and effect thereafter.

Section 16.17 Remedies. Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any Law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to seek to enforce such rights specifically (without posting a bond or other security), to seek to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law.

Section 16.18 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement governing the Company, this Agreement shall control but solely to the extent of such conflict.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amended and Restated Limited Liability Company Agreement as of the date first written above.

COMPANY:

DESERT PEAK LLC

By:
Name: [•]
Title: [•]

[Signature Page to Amended and Restated Limited Liability Company Agreement of Desert Peak LLC]

MEMBERS:

DESERT PEAK MINERALS INC.

By:
Name: [•]
Title: [•]

KMF DPM HOLDCO, LLC

By: Kimmeridge Mineral GP, LLC, its general partner

By:
Name: [•]
Title: [•]

ROCK RIDGE RESOURCES, LLC

By:
Name: [•]
Title: [•]

CHAMBERS DPM HOLDCO, LLC

By:
Name: [•] Title: [•]

SOURCE ENERGY LEASEHOLD, LP

By:
Name: [•]
Title: [•]

[Signature Page to Amended and Restated Limited Liability Company Agreement of Desert Peak LLC]

PERMIAN MINERAL ACQUISITIONS, LP

By:
Name: [•]
Title: [•]

[Signature Page to Amended and Restated Limited Liability Company Agreement of Desert Peak LLC]

SCHEDULE 1*

SCHEDULE OF MEMBERS

Member	Common Units	Percentage Interest	Cash Contributions	Non-Cash Contributions	Closing Capital Account Balance	Capital Accounts
DesertPeakMineralsInc.	[•]
KMF DPM Holdco, LLC	[•]
Rock Ridge Resources, LLC	[•]
Chambers DPM Holdco, LLC	[•]
Source Energy Leasehold, LP	[•]
Permian Mineral Acquisitions, LP	[•]
Total	[•]

* This Schedule of Members shall be updated from time to time to reflect any adjustment with respect to any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Common Units, or to reflect any additional issuances of Common Units pursuant to this Agreement.

Exhibit A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of _________________, 20___ (this “Joinder”), is delivered pursuant to that certain Amended and Restated Limited Liability Company Agreement, dated as of [•], 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “LLC Agreement”) by and among Desert Peak LLC, a Delaware limited liability company (the “Company”), Desert Peak Minerals Inc., a Delaware corporation and the managing member of the Company (the “Manager”), and each of the Members from time to time party thereto. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the LLC Agreement.

1.

Joinder to the LLC Agreement. Subject to compliance with the provisions of the LLC Agreement, upon the execution of this Joinder by the undersigned and delivery hereof to the Manager, the undersigned hereby is and hereafter will be a Member under the LLC Agreement and a party thereto, with all the rights, privileges and responsibilities of a Member thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the LLC Agreement as if it had been a signatory thereto as of the date thereof.

2.	Incorporation by Reference. All terms and conditions of the LLC Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

3.	Address. All notices under the LLC Agreement to the undersigned shall be direct to:

[Name]

[Address]

[City, State, Zip Code]

Attn:

Facsimile:

E-mail:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF NEW MEMBER]

By:
Name:
Title:

Acknowledged and agreed

as of the date first set forth above:

DESERT PEAK LLC

By: DESERT PEAK MINERALS INC.,

its Managing Member

By:
Name:
Title: